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                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG

                           ZURICH INSURANCE COMPANY,

                           INSURANCE PARTNERS, L.P.,

                  INSURANCE PARTNERS OFFSHORE (BERMUDA), L.P.,

                             ZIP ACQUISITION CORP.

                                      AND

                               KEMPER CORPORATION

                           Dated as of: May 15, 1995

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                               TABLE OF CONTENTS

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                                         ARTICLE I
                                         THE MERGER
  SECTION 1.1  The Merger.............................................................
  SECTION 1.2  Closing................................................................
  SECTION 1.3  Effective Time.........................................................
  SECTION 1.4  Effects of the Merger..................................................
  SECTION 1.5  Certificate of Incorporation; By-laws..................................
  SECTION 1.6  Directors..............................................................
  SECTION 1.7  Officers...............................................................

                                         ARTICLE II
                           EFFECT OF THE MERGER ON THE SECURITIES
                              OF THE CONSTITUENT CORPORATIONS
  SECTION 2.1  Effect on Capital Stock and Preferred Stock............................
          (a)  Common Stock of ZIP....................................................
          (b)  Cancellation of Treasury Stock.........................................
          (c)  Conversion of Common Stock.............................................
          (d)  Company Preferred Stock................................................
          (e)  Dissenting Shares......................................................
          (f)  Cancellation and Retirement of Common Stock............................
  SECTION 2.2  Stock Options and Phantom Stock Units..................................
  SECTION 2.3  Exchange of Certificates...............................................
          (a)  Paying Agent...........................................................
          (b)  Exchange Procedures....................................................
          (c)  No Further Ownership Rights in Common Stock............................
          (d)  Termination of Payment Fund............................................
          (e)  No Liability...........................................................
          (f)  Investment of Payment Fund.............................................
          (g)  Conversion of the Convertible Preferred Stock..........................

                                        ARTICLE III
                               REPRESENTATIONS AND WARRANTIES
  SECTION 3.1  Representations and Warranties of the Company..........................
          (a)  Organization, Standing and Corporate Power; Subsidiaries...............
          (b)  Capital Structure......................................................
          (c)  Authority; Noncontravention; Binding Effect............................
          (d)  Government Approvals; Required Consents................................
          (e)  SEC Documents..........................................................
          (f)  Information Supplied...................................................
          (g)  Absence of Certain Changes or Events...................................
          (h)  Absence of Changes in Benefit Plans....................................
          (i)  Employee Benefits......................................................
          (j)  Litigation.............................................................
          (k)  Taxes..................................................................
          (l)  No Excess Parachute Payments; Section 162(m) of the Code...............
          (m)  Voting Requirements....................................................
          (n)  Compliance with Applicable Laws........................................
          (o)  Fair Value of KFS Sale.................................................
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          (p)  ESOP Sale..............................................................
          (q)  Dividends..............................................................
          (r)  Intercompany Indebtedness..............................................
          (s)  Transfer of Real Estate Assets.........................................
          (t)  State Street Boston Corporation Common Stock...........................
          (u)  Opinion of Financial Advisor...........................................
          (v)  Article Fifteenth of the Charter.......................................
          (w)  Rights Agreement.......................................................
          (x)  Brokers................................................................
          (y)  Ineligible Persons.....................................................
          (z)  Insurance Business.....................................................
         (aa)  Reinsurance............................................................
         (bb)  Full Disclosure........................................................
  SECTION 3.2  Representations and Warranties as to ZIP of Zurich, IP,
               IP Bermuda and ZIP.....................................................
          (a)  Organization, Standing and Corporate Power.............................
          (b)  Capital Structure......................................................
          (c)  No Prior Activities....................................................
          (d)  Authority; Noncontravention; Binding Effect............................
          (e)  Governmental Approvals.................................................
          (f)  Information Supplied...................................................
          (g)  Brokers................................................................
  SECTION 3.3  Representations and Warranties of Zurich...............................
          (a)  Organization, Standing and Corporate Power.............................
          (b)  Authority; Noncontravention; Binding Effect............................
          (c)  Governmental Approvals.................................................
          (d)  Information Supplied...................................................
          (e)  Ineligible Persons; Compliance with Section 15(f) of the 1940 Act......
  SECTION 3.4  Representations and Warranties of Insurance Partners...................
          (a)  Organization, Standing and Power.......................................
          (b)  Authority; Noncontravention; Binding Effect............................
          (c)  Governmental Approvals.................................................
          (d)  Information Supplied...................................................
          (e)  Brokers................................................................

                                         ARTICLE IV
                               COVENANTS RELATING TO CONDUCT
                                OF BUSINESS PRIOR TO MERGER
  SECTION 4.1  Conduct of Business of the Company.....................................
  SECTION 4.2  Payment of Dividends; Advances and Cash Proceeds.......................
  SECTION 4.3  KFC Obligations........................................................
  SECTION 4.4  Sale of State Street Boston Corporation Common Stock...................
  SECTION 4.5  ESOP Sale..............................................................
  SECTION 4.6  Real Estate............................................................
  SECTION 4.7  KFS Sale...............................................................
  SECTION 4.8  Sale of Venture Capital Portfolio......................................
  SECTION 4.9  Tax Returns............................................................
 SECTION 4.10  Dividend Reinvestment Plan.............................................
 SECTION 4.11  Subsidiaries...........................................................
 SECTION 4.12  Other Actions..........................................................
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                                         ARTICLE V
                                    ADDITIONAL COVENANTS
  SECTION 5.1  Preparation of Newco Form S-1 and the Proxy Statement..................
  SECTION 5.2  Meeting of Stockholders................................................
  SECTION 5.3  Reasonable Efforts.....................................................
  SECTION 5.4  Access to Information; Confidentiality.................................
  SECTION 5.5  Indemnification and Insurance..........................................
  SECTION 5.6  Public Announcements...................................................
  SECTION 5.7  No Solicitation........................................................
  SECTION 5.8  Fiduciary Duties.......................................................
  SECTION 5.9  Consents, Approvals and Filings........................................
 SECTION 5.10  Company Satisfaction of the Conditions of Section 15 of the 1940 Act...
 SECTION 5.11  Advisory Contract Consents.............................................
 SECTION 5.12  Certain Fees and Expenses..............................................
 SECTION 5.13  Compliance with Section 15(f) of the 1940 Act by Zurich................
 SECTION 5.14  Financing..............................................................
 SECTION 5.15  Certain Information Regarding Pension Plan Terminations................
 SECTION 5.16  Board Action Relating to Stock Options and Phantom Stock Rights........
 SECTION 5.17  Lumbermens Series C Preferred Stock....................................
 SECTION 5.18  Merger Preferred Stock.................................................
 SECTION 5.19  Consents...............................................................
 SECTION 5.20  Benefit Plans..........................................................
 SECTION 5.21  Lumbermens Agreement...................................................

                                         ARTICLE VI
                                    CONDITIONS PRECEDENT
  SECTION 6.1  Conditions to Each Party's Obligation to Effect the Merger.............
          (a)  Stockholder Approval...................................................
          (b)  Governmental and Regulatory Consents...................................
          (c)  HSR Act................................................................
          (d)  No Injunctions or Restraints...........................................
          (e)  Kemper Fund Approvals..................................................
          (f)  Advisory Client Approvals..............................................
          (g)  Compliance with Section 15(f) of the 1940 Act..........................
  SECTION 6.2  Conditions to Obligations of ZIP, Zurich and Insurance Partners........
          (a)  Representations and Warranties.........................................
          (b)  Performance of Obligations of the Company..............................
          (c)  Appraisal Rights.......................................................
          (d)  Sale of the Asset Management Subsidiary................................
          (e)  ESOP Sale..............................................................
          (f)  New Material Litigation................................................
          (g)  No Material Adverse Change in Existing Litigation......................
          (h)  No Material Adverse Change.............................................
          (i)  Lumbermens Agreement...................................................
          (j)  No Event of Default....................................................
          (k)  Stock Options and Phantom Stock Rights.................................
          (l)  Board of Directors and Officers........................................
  SECTION 6.3  Conditions to Obligation of the Company................................
          (a)  Representations and Warranties.........................................
          (b)  Performance of Obligations of ZIP, Zurich and Insurance Partners.......
  SECTION 6.4  Satisfaction of Closing Conditions.....................................
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                                        ARTICLE VII
                             TERMINATION, AMENDMENT AND WAIVER
  SECTION 7.1  Termination............................................................
  SECTION 7.2  Effect of Termination..................................................
  SECTION 7.3  Amendment..............................................................
  SECTION 7.4  Extension; Waiver......................................................

                                     ARTICLE VIII
                                  GENERAL PROVISIONS
  SECTION 8.1  Nonsurvival of Representations and Warranties..........................
  SECTION 8.2  Guaranty...............................................................
  SECTION 8.3  Definitions............................................................
  SECTION 8.4  Notices................................................................
  SECTION 8.5  Interpretation.........................................................
  SECTION 8.6  Counterparts...........................................................
  SECTION 8.7  Entire Agreement; Third-Party Beneficiaries............................
  SECTION 8.8  Governing Law..........................................................
  SECTION 8.9  Assignment.............................................................
 SECTION 8.10  Enforcement............................................................
 SECTION 8.11  Severability...........................................................
 SECTION 8.12  Fees and Expenses......................................................
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                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of May 15, 1995 (this "Agreement"), among Zurich Insurance Company, a corporation organized under the laws of Switzerland ("Zurich"), Insurance Partners, L.P., a Delaware limited partnership ("IP"), Insurance Partners Offshore (Bermuda), L.P., a Bermuda limited partnership ("IP Bermuda" and, together with IP, "Insurance Partners"), ZIP Acquisition Corp., a Delaware corporation ("ZIP"), and Kemper Corporation, a Delaware corporation (the "Company").

     WHEREAS, the respective Boards of Directors of each of the Company, ZIP, Zurich and the respective ultimate general partners of IP and IP Bermuda have adopted resolutions approving this Agreement pursuant to which ZIP will merge with and into the Company (the "Merger"); and

     WHEREAS, Zurich, Insurance Partners, ZIP and the Company wish to make certain representations, warranties, covenants and agreements in connection with the Merger and to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, Zurich, Insurance Partners, ZIP and the Company hereby agree as follows:

                                   ARTICLE I.

                                   THE MERGER

     SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), ZIP shall be merged with and into the Company at the Effective Time (as hereinafter defined). Upon the Effective Time, the separate existence of ZIP shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation").

     SECTION 1.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 7.1 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "Closing") will take place at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York, at 10:00 a.m. on the third business day following the date on which the conditions set forth in Sections 6.1 and 6.2 (other than the delivery of the officers' certificates under Sections 6.2(a) and (b) and the closing condition set forth in Section 6.2(d)) shall be fulfilled or waived in accordance with this Agreement, (a) unless another date, time or place is agreed to in writing by the parties hereto or (b) unless, by written notice sent to the Company prior to such third business day, ZIP elects to delay the Closing until another later date (which shall not be later than January 4, 1996) (such third business day or such other date being the "Closing Date").

     SECTION 1.3 Effective Time. The Company shall file with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") on the Closing Date (or on such other date as the Company and ZIP may agree) a certificate of merger (the "Certificate of Merger") or other appropriate documents, executed in accordance with the relevant provisions of the DGCL, and make all other filings or recordings required under the DGCL in connection with the Merger. The Merger shall become effective upon the filing of the Certificate of Merger with the Delaware Secretary of State, or at such later time as is specified in the Certificate of Merger (the "Effective Time").

     SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

     SECTION 1.5 Certificate of Incorporation; By-laws. (a) The Second Restated Certificate of Incorporation of the Company (the "Charter"), as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time so that (i) the Certificate of Designations, Powers, Preferences

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

and Rights for the Series B Junior Participating Preferred Stock shall be deleted in its entirety and (ii) the first sentence of Article Fourth of the Charter shall read in its entirety as follows: "The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 65,000,000 shares which shall be divided into two classes as follows:
20,000,000 shares of Preferred Stock, without par value, and 45,000,000 shares of Common Stock, par value $5.00 per share." and, as so amended, the Charter shall, from and after the Effective Time, be the Restated Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          (b) The By-laws of the Company as in effect at the Effective Time shall, from and after the Effective Time, be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     SECTION 1.6 Directors. The directors of the Company at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     SECTION 1.7 Officers. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                  ARTICLE II.

                     EFFECT OF THE MERGER ON THE SECURITIES
                        OF THE CONSTITUENT CORPORATIONS

     SECTION 2.1 Effect on Capital Stock and Preferred Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of (i) any shares of Common Stock, par value $5.00 per share, of the Company (the "Common Stock") or any other shares of capital stock of the Company or (ii) any shares of capital stock of ZIP:

          (a) Common Stock of ZIP. Each share of Common Stock, par value $5.00 per share, of ZIP (the "ZIP Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of Common Stock, par value $5.00 per share, of the Surviving Corporation, which will be duly authorized, validly issued, fully paid and nonassessable.

          (b) Cancellation of Treasury Stock. Each share of Common Stock that is owned by the Company or by any subsidiary of the Company (other than shares held in trust accounts, managed accounts, custodial accounts and the like, shares that are beneficially owned by third parties and shares held in the ordinary course of business by subsidiaries of the Company that are insurance companies or broker-dealers) shall automatically be cancelled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

          (c) Conversion of Common Stock. Each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 2.1(b) and other than Dissenting Common Shares (as defined in Section 2.1(e)) shall be converted into the right to receive $49.50 per share, without interest (the "Merger Consideration").

          (d) Company Preferred Stock. Each share of (i) Series A Cumulative Convertible Preferred Stock of the Company (the "Series A Preferred Stock"), (ii) Series C Cumulative Preferred Stock of the Company (the "Series C Preferred Stock"), (iii) Series D Index Exchangeable Preferred Stock of the Company (the "Series D Preferred Stock") and (iv) Series E Cumulative Convertible Preferred Stock of the Company (the "Series E Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than Dissenting Preferred Shares (as defined in

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

     Section 2.1(e)) shall remain outstanding as one duly authorized, validly issued, fully paid and nonassessable share of Series A Cumulative Convertible Preferred Stock, Series C Cumulative Preferred Stock, Series D Index Exchangeable Preferred Stock and Series E Cumulative Convertible Preferred Stock, respectively, of the Surviving Corporation. The Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are referred to collectively as the "Company Preferred Stock."

          (e) Dissenting Shares. (i) Notwithstanding anything in this Agreement to the contrary, shares of Common Stock issued and outstanding immediately prior to the Effective Time held by a holder (if any) who has the right to demand, and who properly demands, an appraisal of such shares in accordance with Section 262 of the DGCL (or any successor provision) ("Dissenting Common Shares") shall not be converted into a right to receive Merger Consideration unless such holder fails to perfect, withdraws or otherwise loses such holder's right to such appraisal, if any. If, after the Effective Time, such holder fails to perfect, withdraws or loses such right to appraisal, each such share of such holder shall be treated as a share that had been converted at the Effective Time into the right to receive Merger Consideration in accordance with this Section 2.1. Prior to the Effective Time, the Company shall give prompt notice to ZIP of any demands received by the Company for appraisal of shares of Common Stock, and ZIP shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of ZIP, make any payment with respect to, or settle or offer to settle, any such demands.

          (ii) Notwithstanding anything in this Agreement to the contrary, shares of Company Preferred Stock issued and outstanding immediately prior to the Effective Time held by a holder (if any) who has the right to demand, and who properly demands, an appraisal of such shares in accordance with Section 262 of the DGCL ("Dissenting Preferred Shares") shall not be deemed to remain outstanding as of the Effective Time, in accordance with this Section 2.1, unless such holder fails to perfect, withdraws or otherwise loses such holder's right to such appraisal, if any. If, after the Effective Time, such holder fails to perfect, withdraws or loses any such right to appraisal, such shares shall be treated as if they had remained outstanding as of the Effective Time, in accordance with this
     Section 2.1. Prior to the Effective Time, the Company shall give prompt notice to ZIP of any demands received by the Company for appraisal of shares of Company Preferred Stock, and ZIP shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of ZIP, make any payment with respect to, or settle or offer to settle, any such demands.

          (f) Cancellation and Retirement of Common Stock. As of the Effective Time, all certificates representing shares of Common Stock (other than certificates representing shares cancelled in accordance with Section 2.1(b) and Dissenting Common Shares) issued and outstanding immediately prior to the Effective Time, shall no longer be deemed outstanding, and each holder of a certificate representing any such shares of Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate in accordance with Section 2.3. At the Effective Time, all certificates representing Dissenting Common Shares or Dissenting Preferred Shares issued and outstanding immediately prior to the Effective Time shall no longer be deemed outstanding and shall cease to have any rights with respect thereto except the rights referred to in Section 2.1(e).

     SECTION 2.2 Stock Options and Phantom Stock Units. (a) As of the date hereof, the unexercisable portion of each outstanding option (other than each option cancelled as a result of the exercise of the related Phantom Stock Option (as defined below)) to purchase shares of Common Stock (a "Company Stock Option") issued under the Kemper Corporation 1982 Incentive Stock Option Plan, the Kemper Corporation 1985 Amended Stock Option Plan, the Kemper Corporation 1990 Stock Option Plan and the Kemper Corporation Non-Management Directors Stock Option Plan (collectively, the "Company Stock Option Plans") and each outstanding Option Associated Phantom

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

Stock Award (a "Phantom Stock Option") issued (other than each Phantom Stock Option cancelled in accordance with its terms) under the Kemper Corporation 1995 Executive Incentive Plan (the "1995 Plan") shall become immediately exercisable in full, subject to all expiration, lapse and other terms and conditions thereof. Immediately prior to the Effective Time, the unexercisable portion of each outstanding phantom stock unit issued under the 1995 Plan (each a "Phantom Stock Unit" and collectively, with the Phantom Stock Options, the "Phantom Stock Rights") shall become immediately exercisable in full, subject to all expiration, lapse and other terms and conditions thereof.

     (b) Each Company Stock Option (and any rights thereunder) and Phantom Stock Right (and any rights thereunder) outstanding immediately prior to the Effective Time shall be cancelled immediately prior to the Effective Time in exchange for the right to receive an amount in cash equal to the product of (A) the number of shares of Common Stock subject to such Company Stock Option or such Phantom Stock Right immediately prior to the Effective Time and (B) the excess, if any, of (1) the Merger Consideration per share of Common Stock over (2) the per share exercise price or appreciation base ($0 in the case of the Phantom Stock Units and $45.125 in the case of the Phantom Stock Options), as the case may be, of such Company Stock Option or such Phantom Stock Right, to be delivered within ten business days (subject to receipt by ZIP of an executed consent to the cancellation of all Company Stock Options and Phantom Stock Rights held by such Person and to the Anti-dilution Actions (as defined herein)) after the Effective Time from the Paying Agent (as defined herein) out of the Payment Fund (as defined herein) subject to the terms and conditions of Section 2.3; provided, however, that, in no event, shall a Person who holds a Company Stock Option and a related Phantom Stock Right be entitled to payment in respect of both such Company Stock Option and related Phantom Stock Right.

     SECTION 2.3 Exchange of Certificates. (a) Paying Agent. Prior to the Effective Time, ZIP shall designate a bank or trust company reasonably satisfactory to the Company to act as paying agent in the Merger (the "Paying Agent") for the purpose of effecting the exchange of certificates previously representing shares of Common Stock for the Merger Consideration and paying amounts due to the holders of the Company Stock Options and the Phantom Stock Rights. Immediately prior to the Effective Time, for the benefit of the holders of shares of Common Stock, the holders of shares of Series A Preferred Stock and Series E Preferred Stock (together, the "Convertible Preferred Stock") and the holders of the Company Stock Options and the Phantom Stock Rights, ZIP shall deposit, or cause to be deposited, with or for the account of the Exchange Agent, cash in an aggregate amount sufficient to pay the aggregate Merger Consideration (assuming the full conversion of all outstanding shares of Series A Preferred Stock and Series E Preferred Stock prior to the Effective Time) and the aggregate cash consideration payable to the holders of the Company Stock Options and Phantom Stock Rights under Section 2.2.

     (b) Exchange Procedures. (i) Promptly after the Effective Time (but in no event more than five days thereafter), the Surviving Corporation shall require the Paying Agent to mail to each holder of record of certificates which immediately prior to the Effective Time (other than the holders referred to in Section 2.1(b) or (e)) represented shares of Common Stock which were converted into the right to receive the Merger Consideration pursuant to Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates shall pass, only upon delivery of such certificates to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender in exchange for the Merger Consideration to which such holder shall be entitled therefor pursuant to
Section 2.1. Upon surrender to the Paying Agent of such certificate, together with such letter of transmittal, duly executed, and such other documents as reasonably may be required by the Paying Agent, and acceptance thereof by the Paying Agent, the holder of such certificate shall be entitled to receive in exchange therefore the amount of Merger Consideration that such holder has the right to receive pursuant to Section 2.1(c) of this Agreement, and such certificate so surrendered shall forthwith be cancelled. The Paying Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an

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

orderly exchange thereof in accordance with normal exchange practices. If the Merger Consideration (or any portion thereof) to be paid in the Merger is to be delivered to any person other than the person in whose name the certificate previously representing shares of Common Stock surrendered in exchange therefor is registered, it shall be a condition to such exchange that the certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of such Merger Consideration to a person other than the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates previously representing shares of Common Stock and if such certificates are presented to the Company for transfer, they shall be cancelled against delivery of the Merger Consideration as hereinabove provided. Until surrendered as contemplated by this Section 2.3(b), each certificate which immediately prior to the Effective Time represented shares of Common Stock (other than certificates representing shares cancelled in accordance with Section 2.1(b) and Dissenting Common Shares), shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without any interest thereon, as contemplated by Section 2.1. No interest will be paid or will accrue on the Merger Consideration.

     (ii) Promptly after the Effective Time (but in no event later than five business days thereafter), the Surviving Corporation shall, if necessary, cause the Paying Agent to mail to the holders of Company Stock Options and Phantom Stock Rights a written notice stating that the Surviving Corporation has deposited with the Paying Agent the aggregate cash consideration payable to the holders of such options and rights under Section 2.2 and such consideration shall be delivered to such holder upon receipt by the Surviving Corporation or ZIP of an executed consent to the cancellation of such options or rights as described in Section 2.2.

     (c) No Further Ownership Rights in Common Stock. The Merger Consideration paid upon the surrender for exchange of certificates previously representing shares of Common Stock in accordance with the terms of this Article II shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Common Stock previously represented by such certificates, subject, however, to the Surviving Corporation's obligation (if any) to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared by the Company on such shares of Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time.

     (d) Termination of Payment Fund. In the event that a holder of Dissenting Common Shares or a holder of Dissenting Preferred Shares (representing Convertible Preferred Stock) perfects his right to payment for such Dissenting Common Shares or Dissenting Preferred Shares pursuant to Sections 262 of the DGCL (or any successor provision), the Paying Agent shall release to the Surviving Corporation cash equal to the Merger Consideration (or the cash payable upon conversion of the Convertible Preferred Stock) that would have been paid to such holder under Section 2.1 if such shares were not Dissenting Common Shares or Dissenting Preferred Shares. Any portion of the Payment Fund which remains undistributed to the holders of the certificates representing shares of Common Stock or the Company Stock Options or Phantom Stock Rights for 120 days after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of shares of Common Stock or Company Stock Options or Phantom Stock Rights who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and only as general creditors thereof for payment of their claim for any Merger Consideration (or, with respect to Company Stock Options and Phantom Stock Rights, consideration payable pursuant to Section 2.2).

     (e) No Liability. None of Zurich, Insurance Partners, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash payable from the Payment Fund delivered to a Governmental Entity (as defined in Section 3.1(d)) pursuant to any applicable abandoned property, escheat or similar law. If any certificates which represented shares of Common Stock shall not have been surrendered or the former holders of any Company Stock Options or Phantom Stock Rights shall not have received amounts payable under Section 2.2 prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such certificate, option or right would otherwise escheat to or become the property of any Governmental Entity), any such cash payable in respect of such certificate, option or right shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

     (f) Investment of Payment Fund. The Paying Agent shall invest the Payment Fund, as directed by ZIP (and after the Effective Time, the Surviving Corporation), and any net earnings with respect thereto shall be paid to the Surviving Corporation as and when requested by the Surviving Corporation; provided, that, any such investment or any such payment of earnings shall not delay the receipt by holders of shares of Common Stock of the Merger Consideration or the receipt by holders of shares of Convertible Preferred Stock of the amounts to which they are entitled with respect to any shares of Convertible Preferred Stock theretofore converted in accordance with the terms thereof or receipt by the holders of Company Stock Options or Phantom Stock Rights of the consideration payable pursuant to Section 2.2 or otherwise impair such holders' respective rights hereunder. In the event the Payment Fund shall realize a loss on any such investment, the Surviving Corporation shall promptly thereafter deposit in such Payment Fund cash in an amount sufficient to enable such Payment Fund to satisfy all remaining obligations originally contemplated to be paid out of such Payment Fund.

     (g) Conversion of the Convertible Preferred Stock. Until the Payment Fund is terminated pursuant to Section 2.3(d), the Surviving Corporation shall, and shall require the Paying Agent to, make the Payment Fund available for the purpose of paying any amounts due with respect to any shares of Convertible Preferred Stock theretofore converted in accordance with the terms thereof.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.1 Representations and Warranties of the Company. The Company represents and warrants to each of ZIP, Zurich and Insurance Partners as follows:

          (a) Organization, Standing and Corporate Power; Subsidiaries. Each of the Company and each Significant Subsidiary of the Company (as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Company and each Significant Subsidiary of the Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect with respect to the Company. The Company has delivered to Zurich and Insurance Partners complete and correct copies of its Charter and By-laws, as amended to the date of this Agreement. Set forth in Section 3.1(a) of the Disclosure Schedule are the names of all Real Estate Subsidiaries (with the Excluded Real Estate Subsidiaries noted by an asterisk). For purposes of this Agreement, a "Significant Subsidiary" of the Company means each of Kemper Securities Holdings, Inc. ("KSH"), Kemper Securities, Inc. ("KSI"), Federal Kemper Life Assurance Company ("FKLA"), Kemper Financial Companies, Inc. ("KFC"), Kemper Financial Services, Inc. ("KFS"), Kemper Investors Life Insurance Company ("KILICO" and, together with FKLA, the "Insurance Companies") and any other subsidiary of the Company that would constitute a Significant Subsidiary within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC"); provided, however, that KSH, KSI and Kemper Clearing Corp. shall be Significant Subsidiaries only so long as they are subsidiaries of the Company.

          (b) Capital Structure. The authorized capital stock of the Company consists of (i) 200,000,000 shares of Common Stock and (ii) 20,000,000 shares of preferred stock, without par value (the "Preferred Stock"). At the close of business on March 31, 1995, (i) 34,521,604 shares of Common Stock were issued and outstanding, 3,076,856 shares of Common Stock were reserved for issuance pursuant to outstanding Company Stock Options, 32,626 shares of Common Stock were reserved for issuance upon conversion of Series A Preferred Stock, 4,755,940 shares of Common Stock were reserved for issuance upon conversion of shares of Series E Preferred Stock and 31,812,441 shares of Common Stock were held by the Company in its treasury;
     (ii) 7,181,157.53 shares of Preferred Stock, consisting of 14,519 shares of Series A Preferred Stock, 2,000,000 shares of Series C Preferred Stock, 66,638.53 shares of Series D Preferred Stock and 4,600,000 shares of Series E Preferred Stock, were issued and outstanding; and (iii) 500,000 shares of Series B Junior Participating Preferred Stock were reserved for issuance upon exercise of the preferred stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of July 18, 1990, between the Company and Harris Trust and Savings Bank, as rights agent (as amended, the "Rights Agreement"). Except as set forth in Section 3.1(b) of the disclosure schedule delivered to ZIP by the Company on the date hereof (the "Disclosure Schedule"), since April 1, 1995, the Company has not issued any shares of Preferred Stock or any shares of Common Stock other than (i) shares of Common Stock issued pursuant to the exercise of any Company Stock Options outstanding on March 31, 1995, (ii) shares of Common Stock issued upon conversion of shares of Series A Preferred Stock and shares of Series E Preferred Stock outstanding on March 31, 1995 and (iii) shares of Common Stock issued pursuant to the Kemper Corporation Stock Purchase and Dividend Reinvestment Plan (the "Dividend Reinvestment Plan"). Other than shares held in trust accounts, managed accounts, custodial accounts and the like, shares that are beneficially owned by third parties and shares held in the ordinary course of business by subsidiaries of the Company that are insurance companies or broker-dealers, no shares of Common Stock or Preferred Stock are held by any subsidiary of the Company. There are no shares of "restricted" Common Stock or any other restricted equity security of the Company outstanding. At the close of business on March 31, 1995, there were Company Stock Options representing 3,076,856 shares of Common Stock outstanding, there were 194,790 Phantom Stock Units outstanding and there were no Phantom Stock Options outstanding. Except as set forth in
     Section 3.1(b) of the Disclosure Schedule, since April 1, 1995, there were no Company Stock Options, Phantom Stock Units or Phantom Stock Options issued or granted. So long as the Phantom Stock Options are exercisable, an identical number of the Company Stock Options related thereto are not exercisable and upon exercise of any such Phantom Stock Options, the related Company Stock Options will expire by their terms. On October 19, 1995, all unexercised Phantom Stock Options will expire by their terms. Except as set forth above or in Section 3.1(a) and (b) of the Disclosure Schedule, at the close of business on the date hereof, no shares of capital stock or other equity securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued (i) pursuant to Company Stock Options or the Dividend Reinvestment Plan, (ii) upon the conversion of the Series A Preferred Stock and the Series E Preferred Stock or the exchange of the Series D Preferred Stock or (iii) pursuant to the Company's Anniversary Award Plan will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in Section 3.1(b) of the Disclosure Schedule and as expressly set forth in this Section 3.1(b) with respect to KFC, no bonds, debentures, notes or other indebtedness of the Company or any Significant Subsidiary of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of the Company or any Significant Subsidiary of the Company may vote are issued or outstanding. Except as disclosed in Section 3.1(b) of the Disclosure Schedule, all the outstanding shares of capital stock of each Significant Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are owned by the Company, by one or more subsidiaries of the Company or by the Company and one or more such subsidiaries, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except as set forth above or in Section 3.1(b) of the Disclosure Schedule and except as expressly set forth in this Section 3.1(b) with respect to KFC, neither the Company nor any Significant Subsidiary of the Company has any outstanding option, warrant, subscription or other right, agreement or commitment which either (i) obligates the Company or any Significant Subsidiary of the Company to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of the Company or any Significant Subsidiary of the Company or (ii) restricts the transfer of Common Stock. Grants of 116,900 and 95,100 restricted shares of Common Stock under the Kemper Corporation 1993 Senior Executive Long-Term Incentive Plan by the Board of Directors on May 12, 1993 and April 11, 1994, respectively, were not approved by the stockholders of the Company and such grants expired by their terms and currently do not exist. The authorized capital stock of KFC consists of 150,000,000 shares of common stock, par value $.10 per share, which shares are divided into 135,000,000 shares of Class A Common Stock ("KFC Class A Common Stock") and 15,000,000 shares of Class B Common Stock ("KFC Class B Common Stock"). At the close of business on March 31, 1995, (i) 43,268,038 shares of KFC Class A Common Stock and 5,831 shares of KFC Class B Common Stock were issued and outstanding and, in the case of KFC Class B Common Stock, not subject as of such date to mandatory redemption, (ii) 160,595 shares of KFC Class B Common Stock were reserved for issuance pursuant to outstanding KFC employee stock options (the "KFC Stock Options"), (iii) no shares of Preferred Stock of KFC were outstanding and (iv) approximately $32.7 million aggregate principal amount of KFC's floating rate convertible subordinated debentures (the "KFC Debentures") were outstanding, which are convertible into an aggregate of 1,153,959 shares of KFC Class B Common Stock. Except as set forth in Section 3.1(b) of the Disclosure Schedule, since April 1, 1995, KFC has not issued any securities, stock options or Phantom Stock Rights other than shares of KFC Class B Common Stock issued pursuant to the exercise of KFC Stock Options outstanding on March 31, 1995 and pursuant to the conversion of KFC Debentures outstanding on March 31, 1995. All outstanding KFC Debentures are currently redeemable at the option of KFC. As determined at December 31, 1994 (after taking into account the sale of approximately 55% of the common stock (the "Newco Common Stock") of a newly formed company ("Newco") that will be the owner of all the outstanding shares of KSH to an employee stock ownership plan (the "ESOP"), the sale of approximately 44% of the Newco Common Stock by KFC to the Company as payment for intercompany indebtedness, the issuance of approximately 1% of the Newco non-voting common stock to the management of KSI and the distribution of approximately 44% of the Newco Common Stock by the Company to its stockholders pursuant to the terms and conditions set forth in Exhibit I to the Disclosure Schedule (collectively, the "ESOP Sale"), the merger of KFS into KFS Acquisition Corp. (the "KFS Sale") pursuant to the Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the "KFS Agreement"), between the Company, KFS, KFC, Zurich and KFS Acquisition Corp. and the other transactions contemplated by this Agreement) in accordance with the terms of KFC's Fourth Restated Certificate of Incorporation (the "KFC Charter"), the Formula Purchase Price Per Share (as defined in the KFC Charter) for repurchases by KFC of shares of the KFC Class B Common Stock would have been less than $20 per share. At the Effective Time, all KFC Debentures and shares of KFC Class B Common Stock outstanding will be mandatorily redeemable by KFC, and all KFC Stock Options will become subject to expiration in accordance with their terms, unless ZIP exercises its right under Section 6.2(d) to delay the KFS Sale until after the Effective Time and provided that Invest Financial Corporation is at least a 50% owned subsidiary of KFS at the time of the KFS Sale. After the Effective Time, the holders of the KFC Debentures, the KFC Class B Common Stock and the KFC Stock Options shall have no rights other than the right to receive payment therefor (except, in the case of holders of KFC Stock Options, the right to receive shares of KFC Class B Common Stock upon the exercise thereof) in accordance with the terms of such securities, unless ZIP exercises its right under Section 6.2(d) to delay the KFS Sale until after the Effective Time and provided that Invest Financial Corporation is at least a 50% owned subsidiary of KFS at the time of the KFS Sale. The exercise prices for all KFC Stock Options and the conversion prices for all KFC Debentures are $20 or more per share of KFC Class B Common Stock and in each case, are set forth in Section 3.1(b) of the Disclosure Schedule. As of the date hereof, each share of outstanding Series A Preferred Stock is convertible into 2.24718 shares of Common Stock and each share of outstanding Series E Preferred Stock is convertible into
     1.0339 shares of Common Stock. Except for the adjustment required as a result of the ESOP Sale, no event has occurred that would require the conversion prices for the Series A Preferred Stock and the Series E Preferred Stock to be adjusted.

          (c) Authority; Noncontravention; Binding Effect. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the approval of its stockholders as set forth in Section 6.1(a) with respect to the consummation of the Merger, to consummate the transactions contemplated by this Agreement. The Company and each of its subsidiaries that is a party to the KFS Agreement or that will be a party to the ESOP Agreements and the ESOP Credit Agreement (each as defined in Section 4.5) (collectively, the "Selling Subsidiaries"), has all requisite corporate power and authority to enter into and to consummate the transactions contemplated thereby subject, in the case of KFS Agreement, to the approval of KFC's stockholders with respect to the KFS Sale. The execution and delivery of this Agreement and the KFS Agreement by the Company and the Selling Subsidiaries that are parties thereto and the consummation by the Company and such Selling Subsidiaries of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and such Selling Subsidiaries, subject, (i) in the case of the Merger, to the approval of the Company's stockholders as set forth in Section 6.1(a) and (ii) in the case of the KFS Sale, to the approval of KFC's stockholders. Upon the execution and delivery of the ESOP Agreements and the ESOP Credit Agreement, the execution and delivery of the ESOP Agreements and the ESOP Credit Agreement by the Company and the Selling Subsidiaries that are parties thereto and the consummation of the transactions contemplated thereby by the Company and such Selling Subsidiaries will have been duly authorized by all necessary corporate action on the part of such persons. If any certificate of designations or certificates of designations are filed with respect to one or more new series of Preferred Stock prior to the Effective Time pursuant to Section 5.18, any such certificate will have been duly authorized by all necessary corporate action on the part of the Company. Each of this Agreement, the KFS Agreement and the Lumbermens Agreement (as hereinafter defined) has been duly executed and delivered by the Company and the Selling Subsidiaries that are parties thereto and constitutes a valid and binding obligation of each of the Company and such Selling Subsidiaries, enforceable against each such person in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles. Upon the execution and delivery of the ESOP Agreements and the ESOP Credit Agreement, each of the ESOP Agreements and the ESOP Credit Agreement will be duly executed and delivered by the Company and the Selling Subsidiaries that are parties thereto and shall constitute a valid and binding obligation of each of the Company and such Selling Subsidiaries, enforceable against each such person in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles. The execution and delivery of this Agreement and the KFS Agreement by each of the Company and the Selling Subsidiaries that are parties thereto do not, and the execution and delivery of the ESOP Agreements and the ESOP Credit Agreement by the Company and the Selling Subsidiaries that are parties thereto, the consummation of the transactions contemplated by this Agreement, the KFS Agreement, the ESOP Agreements and the ESOP Credit Agreement by the Company and the Selling Subsidiaries and compliance with the provisions hereof and thereof by the Company and the Selling Subsidiaries will not, (i) conflict with any of the provisions of the Charter or By-laws of the Company or the equivalent documents of any Significant Subsidiary or any Selling Subsidiary, (ii) subject to the consents, approvals, authorizations, declarations and filings referred to in Sections 3.1(d) and 3.1(c) of the Disclosure

     Schedule, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or require the consent of any person under, any indenture, agreement, permit, concession, franchise, license or similar instrument or undertaking to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their assets is bound or affected, or (iii) subject to the consents, approvals, authorizations, declarations and filings referred to in Section 3.1(d), contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, except for such conflicts, breaches, defaults, rights, consents or contradictions, in the cases of clauses (ii) and (iii) above, which, singly or in the aggregate, would not have a Material Adverse Effect with respect to the Company. Assuming that ZIP and its affiliates and associates do not own beneficially 15% or more of the outstanding shares of Common Stock on the date hereof, the restrictions contained in Section 203 of the DGCL will not apply to the Merger or any of the other transactions contemplated by this Agreement.

          (d) Government Approvals; Required Consents. No consent, approval or authorization of, or declaration or filing with, or notice to, any governmental agency or regulatory authority (a "Governmental Entity") which has not been received or made, is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement, the KFS Agreement, the ESOP Agreements and the ESOP Credit Agreement by the Company and the Selling Subsidiaries or the consummation by the Company and the Selling Subsidiaries of the transactions contemplated hereby, except for (i) the filing of premerger notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the Merger and the KFS Sale, (ii) the approvals, filings and/or notices required under the insurance laws of the jurisdictions set forth in Section 3.1(d)(ii) of the Disclosure Schedule, (iii) the filing with the SEC (and with respect to any registration statements, effectiveness) of (w) a proxy statement relating to the approval by the stockholders of the Company of the Merger (such proxy statement (including the exhibits thereto and the documents incorporated by reference therein), as amended or supplemented from time to time, the "Proxy Statement"), (x) a Registration Statement on Form S-1 by Newco in connection with the ESOP Sale (such Registration Statement (including the exhibits thereto and any preliminary prospectus, final prospectus or summary prospectus contained therein), as amended or supplemented from time to time, the "Newco Form S-1") (y) an information Statement relating to the KFS Sale to be transmitted to the stockholders of KFC if, at the effective time of the KFS Sale, KFC has a class of securities registered pursuant to Section 12 of the Exchange Act and (z) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iv) the filing of the Certificate of Merger, the certificate of merger relating to the KFS Sale and any certificates of designations with respect to any new series of Preferred Stock requested pursuant to Section 5.18 with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (v) the consents, approvals and notices as are set forth in Sections 5.10 and 5.11 of this Agreement required under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), (vi) such other consents, approvals, authorizations, filings or notices as are set forth in Section 3.1(d)(vi) of the Disclosure Schedule, (vii) any applicable filings under state anti-takeover laws, and (viii) filings, authorizations, consents or approvals the failure to make or obtain which, in the aggregate, would not have a Material Adverse Effect with respect to the Company.

          (e) SEC Documents. (i) The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1994 (such reports, schedules, forms, statements and other documents are hereinafter referred to as the "SEC Documents");

          (ii) As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

          (iii) The consolidated financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments). Except to the extent that information contained in any SEC Document has been revised or superseded by a later Filed SEC Document (as defined in Section 3.1(g)), none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (f) Information Supplied. (i) The Newco Form S-1 will not, at the time the Newco Form S-1 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement will not, at the date it is first mailed to the Company's stockholders, at the time of the Stockholders Meeting (as defined in Section 5.2) and at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting that has become false or misleading; provided, however, that, no representation or warranty is made by the Company with respect to statements made in the Proxy Statement based on information supplied in writing by ZIP, Zurich or Insurance Partners specifically for inclusion in the Proxy Statement. The Newco Form S-1 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder and the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied in writing by ZIP, Zurich or Insurance Partners specifically for inclusion in the Proxy Statement. The consolidated financial statements of Newco included in the Newco Form S-1 will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present the consolidated financial position of Newco and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

          (g) Absence of Certain Changes or Events. Except as disclosed in the SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed SEC Documents") or in

     Section 3.1(g) of the Disclosure Schedule, (x) since the date of the most recent audited financial statements included in the Filed SEC Documents with respect to clause (i) hereof and (y) from the date of the most recent audited financial statements included in the Filed SEC Documents to the date hereof with respect to clause (ii) hereof:

             (i) there has not been any change which would have a Material Adverse Effect with respect to the Company; and

             (ii) the Company and its subsidiaries have conducted their business only in the ordinary course, and there has not been (A) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's outstanding capital stock (other than the dividend of Newco Common Stock declared in connection with the ESOP Sale, regular quarterly cash dividends of $.23 per share of Common Stock and regular cash dividends on Company Preferred Stock, in each case in accordance with usual record and payment dates and in accordance with the Company's present dividend policy), (B) any split, combination or reclassification of any of the outstanding capital stock of the Company or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of such outstanding capital stock,
        (C) any issuance by the Company or any of its subsidiaries of any equity securities (including, without limitation, stock options, stock appreciation rights, phantom stock units, restricted stock or convertible debentures), except for variable life insurance policies or variable annuity contracts (collectively, "Variable Contracts") issued by the Insurance Companies that may be deemed to be securities, (D) (x) any granting by the Company or any of its subsidiaries to any director, executive officer or other employee of the Company or any of its subsidiaries (other than KSH and its subsidiaries) of any increase in compensation, except as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents or, with respect to employees who are not executive officers or directors and whose total annual compensation in 1994 (including bonuses but excluding stock options, restricted stock awards and phantom stock awards) was less than $250,000, increases in the ordinary course of business consistent with recent past practice, (y) any granting by the Company or any of its subsidiaries (other than KSH and its subsidiaries) to any such director, executive officer or other employee of any severance or termination pay, except as was required under any employment, severance or termination agreements or plans in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents or (z) any adoption by the Company or any of its subsidiaries (other than KSH and its subsidiaries) of any plan covering any such director, executive officer or other employee, (E) any change in the indebtedness for borrowed money or any other material indebtedness of the Company and its subsidiaries other than (x) in the ordinary course of business of Kemper Clearing Corp. consistent with recent past practice and (y) indebtedness owing between the Company and any subsidiary, or between any subsidiaries of the Company, or (F) any change in accounting, underwriting or actuarial principles, assumptions or practices by the Company or any of its subsidiaries materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles or SAP (as defined in Section 3.1(n)) and except for changes in crediting rates in the ordinary course of business; provided, however, that to the extent that they relate to any Excluded Real Estate Subsidiaries, the representations and warranties in clause (ii) are given only to the knowledge of the Company.

          (h) Absence of Changes in Benefit Plans. Except as disclosed in the Filed SEC Documents or in Section 3.1(h) of the Disclosure Schedule, since the date of the most recent audited financial statements included in the Filed SEC Documents, there has not been any adoption or amendment in any material respect by the Company, any of its subsidiaries (other than by the Excluded Real Estate Subsidiaries and KSH and any of its subsidiaries) or, to the knowledge of the

     Company, any of the Excluded Real Estate Subsidiaries of any collective bargaining agreement or any Benefit Plan (as defined in Section 3.1(i)). Except as disclosed in the Filed SEC Documents or in Section 3.1(h) of the Disclosure Schedule, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Company or any of its subsidiaries and any current or former employee, officer or director of the Company, any of its subsidiaries (other than the Excluded Real Estate Subsidiaries) or, to the knowledge of the Company, any of the Excluded Real Estate Subsidiaries other than any such agreements, arrangements or understandings (i) with employees who are not executive officers or directors, which agreements, arrangements or understandings, in the aggregate, involve payment obligations of the Company and its subsidiaries of less than $1,000,000 and (ii) between KSH and any of its subsidiaries and any current or former employee, officer or director of KSH or any of its subsidiaries.

          (i) Employee Benefits. (i) Except as set forth in Section 3.1(i)(i) of the Disclosure Schedule, there are no employee benefit plans or individual or group arrangements of any type (including, without limitation, plans described in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder ("ERISA"), executive perquisites, relocation policies or Company-owned residences acquired from employees), under which the Company has or in the future could have directly, or indirectly through a person ("Commonly Controlled Entity") affiliated with the Company under section 414(b), (c),
     (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code")), any material liability (whether or not such liability is funded or unfunded) with respect to any current or former employee or director of the Company or any Commonly Controlled Entity (the "Benefit Plans"). Except as set forth in Section 3.1(i)(i) of the Disclosure Schedule, no such Benefit Plan is a "multiple employer plan" (within the meaning of Code section 413) or a "multiemployer plan" (within the meaning of ERISA section 4001(a)(3)).

          (ii) With respect to each Benefit Plan (where applicable): the Company has delivered to ZIP complete and accurate copies of (A) all plan and trust texts and agreements which govern the payment of benefits to current or former employees or directors and all applicable amendments; (B) all material employee and former employee communications (including the most recent summary plan descriptions); (C) the most recent annual report; (D) the most recent annual and periodic accounting of plan assets; (E) the most recent determination letter received from the Internal Revenue Service (or determination application); (F) the most recent actuarial valuation; and
     (G) all related funding contracts.

          (iii) With respect to each Benefit Plan: except as set forth in
     Section 3.1(i)(iii) of the Disclosure Schedule or except as not applicable,
     (A) if intended to qualify under Code section 401(a) or 401(k), such Benefit Plan so qualifies, and its related trust is exempt from taxation under Code section 501(a); (B) such Benefit Plan has been maintained and administered at all times in compliance with its terms and applicable laws and regulations; (C) no event has occurred and there exists no circumstance under which the Company could directly, or indirectly through a Commonly Controlled Entity, incur liability under ERISA, the Code (including, without limitation, Section 4980B of the Code) or otherwise (other than routine claims for benefits); (D) there are no actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of the Company, threatened, with respect to any Benefit Plan or against the assets of any Benefit Plan; (E) no "accumulated funding deficiency" (as defined in ERISA section 302) has occurred; (F) no "prohibited transaction" (as defined in ERISA section 406 or in Code section 4975) which is not covered by an applicable exemption has occurred; (G) no "reportable event" (as defined in ERISA section 4043) has occurred; (H) all contributions and premiums due have been made on a timely basis; (I) all contributions made under any Benefit Plan intended to be tax deductible meet the requirements for deductibility under the Code; (J) records pertaining to each participant and beneficiary are accurate in all material respects; and (K) the actuarial assumptions used to calculate all liabilities have been communicated to ZIP, and all such liabilities have been allocated in accordance with generally accepted accounting principles on the books of the Company and the Company's subsidiaries to which such liabilities relate; except in the case of any of the foregoing where the failure thereof, either individually or in the aggregate, would not have a Material Adverse Effect with respect to the Company.

          (iv) With respect to each Benefit Plan that is subject to Title IV of
     ERISA: except as set forth in Section 3.1(i)(iv) of the Disclosure Schedule, (A) as of the date of the most recent actuarial valuation, the present value of all benefit liabilities (as defined in ERISA section 4001(a)(16)) does not exceed the then current fair market value of the assets of such plan (determined by using the actuarial assumptions used for the most recent actuarial valuation); (B) the Company has not incurred, nor will it incur, directly, or indirectly through a Commonly Controlled Entity, any liability arising from a plan termination (including plans that have been formally terminated); (C) the Company has complied with all laws, regulations and pronouncements pertaining to the termination of any such Benefit Plan, including, but not limited to, the selection of an insurance company to provide benefits under such terminated Benefit Plan; and (D) the Company has taken all commercially reasonable actions to insulate assets of any such Benefit Plan from depreciating in value except in the case where any of the foregoing, either individually or in the aggregate, would not have a Material Adverse Effect with respect to the Company.

          (v) Except as set forth in Section 3.1(i)(v) of the Disclosure Schedule, with respect to those Benefit Plans that are "welfare plans" (as defined in section 3(1) of ERISA) there are no reserves, assets, surpluses or prepaid premiums under any such plans the existence of which, either individually or in the aggregate, would have a Material Adverse Effect with respect to the Company.

          (vi) Except as set forth in Section 3.1(i)(vi) of the Disclosure Schedule, neither the approval or execution of this Agreement, nor the consummation of the transactions contemplated by this Agreement will (A) entitle any individual to severance pay or (B) accelerate the time of payment or vesting of, or increase the amount of, compensation due to any individual; except in the case where any of the foregoing, either individually or in the aggregate, would not have a Material Adverse Effect with respect to the Company.

          (vii) Except as disclosed in Section 3.1(i)(vii) of the Disclosure Schedule or where the existence of any of the following, either individually or in the aggregate, would not have a Material Adverse Effect with respect to the Company, (A) there is no labor strike, slowdown or work stoppage or lockout pending or, to the best knowledge of the Company, threatened against or affecting the business of the Company or any of its subsidiaries, and the Company and its subsidiaries have not experienced any strike, slow down or work stoppage, lockout or other collective labor action within the last three years; (B) neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to employees of the Company or its subsidiaries nor does the Company know of any activities or proceedings of any labor union to organize any such employees currently taking place or planned or that have occurred within the last three years; and (C) there is no representation claim or petition pending before the National Labor Relations Board and no question concerning representation exists relating to the employees of the Company and its subsidiaries.

          (viii) No guaranteed interest contracts issued by any insurance company that is currently insolvent, or has been in insolvency proceedings, are held by any of the Benefit Plans except for such contracts, which, either individually or in the aggregate, would not have a Material Adverse Effect with respect to the Company.

          (ix) Within the five year period ending on the date of this Agreement, neither the Company nor any member of its "controlled group" (within the meaning of Section 4069 of ERISA) has engaged in any transaction which could result in liability to any of the parties to this Agreement, or to any other members of their respective controlled groups (as above so defined), pursuant to Section 4069 of ERISA or otherwise with respect to any Benefit Plan maintained by the Company or any other member of its controlled group (as above so defined) during such five-year period, but not so maintained as of the date of this Agreement, except where the existence of such a liability would not have a Material Adverse Effect with respect to the Company.

          (j) Litigation. As of the date of this Agreement, except as disclosed in Section 3.1(j) of the Disclosure Schedule or the Filed SEC Documents, there is no suit, action, proceeding, arbitration or investigation pending or, to the knowledge of the Company, threatened against the Company or any subsidiary of the Company that, individually or in the aggregate with any other such suits, actions, proceedings, arbitrations or investigations, could reasonably be expected to have a Material Adverse Effect with respect to the Company, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any subsidiary of the Company that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company.

          (k) Taxes. (i) Except as set forth in Section 3.1(k)(i) of the Disclosure Schedule, each of the Company, its subsidiaries (other than the Excluded Real Estate Subsidiaries) and, to the knowledge of the Company, the Excluded Real Estate Subsidiaries has filed all tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired. All tax returns filed by the Company and each of its subsidiaries are complete and accurate except to the extent that such failure to be complete and accurate would not have a Material Adverse Effect with respect to the Company. The Company and each of its subsidiaries (other than the Excluded Real Estate Subsidiaries) and, to the knowledge of the Company, the Excluded Real Estate Subsidiaries has paid (or the Company has paid on the subsidiaries' behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the Filed SEC Documents reflect, in management's best judgment, an adequate reserve for all taxes payable by the Company and its subsidiaries (other than the Excluded Real Estate Subsidiaries) and, to the knowledge of the Company, the Excluded Real Estate Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

          (ii) Except as set forth on Section 3.1(k)(ii) of the Disclosure Schedule, no deficiencies for any taxes have been proposed, asserted, assessed or threatened against the Company, any of its subsidiaries (other than the Excluded Real Estate Subsidiaries) or, to the knowledge of the Company, any of the Excluded Real Estate Subsidiaries that are not adequately reserved for and no requests for waivers of the time to assess any Federal or Illinois taxes or any other material taxes have been granted or are pending. The Federal and Illinois income tax returns of the Company and each of its subsidiaries consolidated in such returns have been examined by and settled with the United States Internal Revenue Service or the Illinois Department of Revenue, as the case may be, or the statute of limitations on assessment or collection of any Federal or Illinois income taxes due from the Company or any of such subsidiaries has expired, for all taxable years of the Company or any of such subsidiaries through the taxable year ended December 31, (a) 1986 for Federal income taxes, (b) 1979 for Illinois insurance unitary income taxes and (c) 1987 for Illinois non-insurance unitary income taxes. None of the Company or any such subsidiaries has made an election to be treated as a "consenting corporation" under Section 341(f) of the Code. Except as previously described to Zurich and Insurance Partners, there is no material deferred inter-company gain within the meaning of the Treasury Regulations promulgated under Section 1502 of the Code.

          (iii) As used in this Agreement, "taxes" shall include all Federal, state, local and foreign income, property, sales, excise, employment, payroll, withholding and other taxes, tariffs or governmental charges of any nature whatsoever.

          (iv) Each Insurance Company is a "life insurance company" within the meaning of section 816 of the Code. All tax reserves of such Insurance Companies have been determined in accordance with the requirements of section 807 or the Code. Except as set forth in Section 3.1(k)(iv) of the Disclosure Schedule, neither of the Insurance Companies is subject to any adjustment under Section 807(f) of the Code.

          (v) The Company has (i) properly elected to file a life/non-life consolidated return under Section 1504(c)(2) of the Code and Treasury Regulations Section 1.1502-47, and (ii) will file a life/non-life consolidated return for the Company and its consolidated group subsidiaries, including KILICO and FKLA, for its 1995 taxable year.

          (vi) The amount of the policy-holders' surplus account (as defined in Section 815 of the Code) of each of the Insurance Companies is accurately set forth in Section 3.1(k)(vi) of the Disclosure Schedule.

          (vii) Each of the Kemper Funds (as defined herein) has elected to be treated as a "regulated investment company" ("RIC") under the Code, and has, since the end of the most recent taxable year of each of such Kemper Funds that has been closed and for which the statute of limitations for assessment has expired, qualified as a RIC.

          (l) No Excess Parachute Payments; Section 162(m) of the Code. (i) Except as disclosed in Section 3.1(l) of the Disclosure Schedule, no payment, either individually or in combination with any other payment or payments, that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect will be an "excess parachute payment" (as such term is defined in section 280G(b)(1) of the Code).

          (ii) Except as disclosed in Section 3.1(l) of the Disclosure Schedule, the disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or any subsidiary (other than an Excluded Real Estate Subsidiary) of the Company under any contract, Benefit Plan, program, arrangement or understanding currently in effect.

          (m) Voting Requirements. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon at the Stockholders Meeting with respect to the approval of the Merger is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

          (n) Compliance with Applicable Laws. (i) Each of the Company and its subsidiaries and the Kemper Funds (as defined below) has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which lack or default individually or in the aggregate would not have a Material Adverse Effect with respect to the Company. Except as disclosed in the Filed SEC Documents, the Company and its subsidiaries and the Kemper Funds are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, except for possible noncompliance which individually or in the aggregate would not have a Material Adverse Effect with respect to the Company. Except as disclosed in the Filed SEC Documents and except for regular and routine examinations by state Governmental Entities charged with supervision of insurance companies ("Insurance Regulators"), on the date of this Agreement, to the knowledge of the Company, no investigation by any Governmental Entity with respect to the Company or any of its subsidiaries or any of the Kemper Funds is pending or threatened, other than, in each case, those that would not have a Material Adverse Effect with respect to the Company. For purposes of this Agreement, the "Kemper Funds" shall mean the registered investment companies for which the Company or any subsidiary acts as investment adviser or sub-adviser.

          (ii) The Annual Statements (including without limitation the Annual Statements of any separate accounts) for the year ended December 31, 1994, together with all exhibits and schedules thereto, and financial statements relating thereto, and any actuarial opinion, affirmation or certification filed in connection therewith, and the Quarterly Statements for the periods ended after January 1, 1995, together with all exhibits and schedules thereto, with respect to each subsidiary of the Company that is a regulated insurance company (a "Regulated Insurance Company"), in each case as filed with the Insurance Regulator of its jurisdiction of domicile, were prepared in conformity with statutory accounting practices prescribed or permitted by such Insurance Regulator ("SAP") applied on a consistent basis (except as set forth in the notes, exhibits or schedules thereto), present fairly, to the extent required by and in conformity with SAP, the statutory financial condition of such Regulated Insurance Company at their respective dates and the results of operations, changes in capital and surplus and cash flow of such Regulated Insurance Company for each of the periods then ended, and were correct in all material respects when filed and there were no material omissions therefrom when filed. No deficiencies or violations material to the financial condition or operations of any Regulated Insurance Company have been asserted in writing by any Insurance Regulator which have not been cured or otherwise resolved to the satisfaction of such Insurance Regulator and which have not been disclosed in writing to Zurich and Insurance Partners prior to the date of this Agreement.

          (iii) Section 3.1(n)(iii) of the Disclosure Schedule contains a complete list of all of the Kemper Funds as of the date of this Agreement. The Company or one of its subsidiaries acts as investment adviser pursuant to valid, binding and enforceable investment advisory agreements for all the Kemper Funds listed in Section 3.1(n)(iii) of the Disclosure Schedule (which agreements will terminate upon the consummation of the transactions contemplated hereby). Except as set forth on Section 3.1(n)(iii) of the Disclosure Schedule, there is no money management operation of the Company or any of its subsidiaries outside the United States other than the money management operation of Kemper Investment Management Company Limited.

          (iv) Since January 1, 1994, each of the Kemper Funds has complied with the requirements of all laws, rules and regulations applicable to it including, without limitation, the 1940 Act, the Securities Act, the Exchange Act, the Commodities Exchange Act, as amended, ERISA, the Code and all state Blue Sky laws, and the rules and regulations promulgated under the foregoing, and has filed with the SEC and all other appropriate regulatory authorities all proxy materials, registration statements, financial reports, prospectuses and other reports and documents required to be filed by it pursuant to applicable laws, and the rules and regulations thereunder, except any filings customarily made by a distributor or principal underwriter on behalf of any Kemper Fund in connection with the underwriting, distribution or sale of any Kemper Fund shares that may be required pursuant to any applicable securities laws or under any governmental or self-regulatory authority, which filings have been made by the Company or an affiliate of the Company if the Company or an affiliate has acted in such capacity (collectively, the "Fund Filings"), except to the extent that any noncompliance or failure to file, either individually or in the aggregate, would not have a Material Adverse Effect with respect to the Company. The Company has made available to ZIP true and complete copies of all Fund Filings. The Fund Filings (A) complied in all material respects with the requirements of applicable law and (B) did not (as of their respective filing dates, mailing dates or effective dates, as the case may be) contain any untrue statement of a material fact or omit to state a material fact required to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (v) Section 3.1(n)(v) of the Disclosure Schedule contains a complete list of all of the separate accounts (the "Separate Accounts") of the Insurance Companies as of the date of this Agreement. Since January 1, 1994, each of the Separate Accounts of the Insurance Companies has complied in all material respects with the requirements of all laws, rules and regulations applicable to it including, without limitation, the 1940 Act, the Securities Act, the Exchange Act and all state Blue Sky laws and the rules and regulations promulgated under the foregoing, and has filed with the SEC and all other appropriate regulatory authorities all proxy materials, registration statements, financial reports, prospectuses and other reports and documents required to be filed by it pursuant to applicable laws, and the rules and regulations promulgated thereunder (collectively, the "Separate Account Filings"). The Separate Account Filings (1) complied in all material respects with the requirements of applicable law and (2) did not (as of their respective filing dates, mailing dates or effective dates, as the case may be) contain any untrue statement of a material fact or omit to state a material fact required to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (vi) All proxy statements to be prepared for use by the Kemper Funds in connection with the transactions contemplated by this Agreement and the KFS Agreement (including, without limitation, the proxy statements to be used for the purpose of soliciting voting instructions from the holders of Variable Contracts issued by the Insurance Companies), any written information provided by the Company and its subsidiaries to each Board of Directors or Trustees or other comparable body of the Kemper Funds in connection with this Agreement or the transactions contemplated hereby at the time such information is provided and, in the case of a proxy statement, the date of the shareholder vote for which such proxy statement will be used, as then amended or supplemented, and any information disseminated to any advisory clients in respect of the transactions contemplated hereby at the time such information is disseminated (other than, in each case, for information provided or to be provided by ZIP in writing relating to ZIP or its affiliates expressly for use therein), in each case, will be accurate and complete in all material respects and will not be false or misleading with respect to a material fact, or omit to state any material fact required to make the statements therein, in the light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication that has become false or misleading.

          (vii) Each of the Company and each of its subsidiaries (other than the Excluded Real Estate Subsidiaries) is, if so required by the nature of its business or assets, duly registered with the SEC and the various states as a broker-dealer and is duly registered with the Commodity Futures Trading Commission and the various states as required as a commodities trading advisor or commodity pool operator. Each of the Company and each of its subsidiaries (other than the Excluded Real Estate Subsidiaries) is, if so required by the nature of its business or assets, duly registered with the various states as an investment adviser, other than in such states where the failure to be so registered (individually or in the aggregate) would not have a Material Adverse Effect with respect to the Company.

          (viii) The Company and its subsidiaries have complied with the requirements of Section 15(f)(1)(B) of the 1940 Act that there not be imposed an "unfair burden" on any of the Kemper Funds as a result of the Merger, the KFS Sale or the transactions contemplated hereby or thereby or any express or implied terms, conditions or understandings applicable thereto.

          (o) Fair Value of KFS Sale. As contemplated by Section 1009 of each of (i) the Indenture, dated as of January 15, 1987, between the Company and The Chase Manhattan Bank, N.A., as amended and supplemented (the "Chase Indenture"), and (ii) the Indenture, dated as of September 15, 1993 between the Company and The First National Bank of Chicago, as amended and supplemented (the "First Chicago Indenture"), the Board of Directors of the Company has, by resolution duly adopted in accordance with the DGCL, declared that the merger of KFS into KFS Acquisition Corp. in the KFS Sale is for consideration at least equal to the fair value thereof.

          (p) ESOP Sale. As of the date hereof, the Company has delivered to ZIP true and complete copies of the most recent draft of the Newco S-1. The Company and its subsidiaries shall not retain any liabilities (whether directly or indirectly through guaranties, keepwell agreements, similar arrangements or otherwise) of Newco and its subsidiaries (including, without limitation, liabilities attributable to employees, former employees, directors and consultants of KSH and its subsidiaries) upon completion of the ESOP Sale and shall not incur any liabilities in connection with the ESOP Sale other than those liabilities set forth in
     Section 3.1(p) of the Disclosure Schedule. After the Effective Time, neither Newco nor any of its subsidiaries shall be permitted to use the Kemper name except to the extent set forth in Section 3.1(p) of the Disclosure Schedule. Prior to the ESOP Sale, the Board of Directors of the Company will have, by resolution duly adopted in accordance with the DGCL, stated that none of Newco, KSH or KSI is a Restricted Subsidiary within the meaning ascribed to such term in Section 101 of each of the Chase Indenture and the First Chicago Indenture. The ESOP Sale and the transfer of Newco Common Stock in accordance with Section 2.1 will not result in or cause the occurrence of an Event of Default (as defined in the Chase Indenture and the First Chicago Indenture) or an event or condition that, with the giving of notice or lapse of time, would become an Event of Default or result in a prohibited transaction under either ERISA or the Code.

          (g) Dividends. Pursuant to the terms of the Charter and Certificates of Designations relating to the Company Preferred Stock, the Company has declared and paid all scheduled dividends to the holders of the Company Preferred Stock, except for (i) the scheduled cash dividend declared on the Series D Preferred Stock in April 1995, which will be paid on May 31, 1995 and (ii) scheduled cash dividends declared on the Company Preferred Stock after the date hereof and which are payable after the Closing Date. As of the date hereof, the Company has paid all dividends declared on all shares of its Common Stock, except for the quarterly cash dividend of $.23 per share of Common Stock declared on April 18, 1995, which will be paid on May 31, 1995.

          (r) Intercompany Indebtedness. Section 3.1(r) of the Disclosure Schedule sets forth as of March 31, 1995, the amount of all intercompany indebtedness (i) among the Company and any of its subsidiaries, on the one hand, and KFC and any of its subsidiaries, on the other hand, and (ii) among the Company and any of its subsidiaries, on the one hand, and KSH and any of its subsidiaries, on the other hand. Except as set forth in Section 3.1(r) of the Disclosure Schedule, the amount of intercompany indebtedness owing by KFC to the Company at March 31, 1995 has not been reduced.

          (s) Transfer of Real Estate Assets. Between January 1, 1995 and the date hereof, there has been no sale, transfer or other disposal of real estate assets between the Company and any of its subsidiaries or between any of such subsidiaries other than the transfers of the real estate assets described in Section 3.1(s) of the Disclosure Schedule; provided, however, that the sale, transfer or other disposition of real estate assets between the Company and the Insurance Companies described in Section 3.1(s) of the Disclosure Schedule involve assets with a book value not in excess of $5 million in the aggregate.

          (t) State Street Boston Corporation Common Stock. As of the date hereof, KFS owns beneficially and of record 2,986,111 shares of common stock of State Street Boston Corporation, free and clear of all Liens.

          (u) Opinion of Financial Advisor. The Company has received the opinion of Goldman, Sachs & Co., dated the date hereof, to the effect that, on such date, the consideration to be received in the Merger by the Company's stockholders is fair to the Company's common stockholders from a financial point of view.

          (v) Article Fifteenth of the Charter. The Board of Directors of the Company (including a majority of the "Continuing Directors," as defined in the Charter) has approved the execution and delivery by the Company of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, and such approval is sufficient to render inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement the restrictions contained in Article Fifteenth of the Charter.

          (w) Rights Agreement. The Rights Agreement has been duly amended pursuant to the Second Amendment to the Rights Agreement between the Company and Harris Trust and Savings Bank, as rights agent, attached hereto as Exhibit A, and the Rights Agreement, as amended by such Second Amendment, is in full force and effect. No Distribution Date (as such term is defined in the Rights Agreement) has occurred.

          (x) Brokers. No broker, investment banker, financial advisor or other person, other than Goldman, Sachs & Co., the fees and expenses of which have been disclosed in writing to ZIP and which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

          (y) Ineligible Persons. None of the Company or any "affiliated person" (as defined in the 1940 Act) thereof (i) is ineligible pursuant to
     Section 9(a) of the 1940 Act to serve as an investment adviser (or in any other capacity contemplated by the 1940 Act) to a registered investment company or (ii) except as set forth in Section 3.1(y) of the Disclosure Schedule, to the knowledge of the senior officers of the Company on the date hereof, has engaged in any of the conduct specified in Section 9(b) of the 1940 Act of Section 203(e) of the Advisers Act prior to the date hereof that would be reasonably likely to result in SEC action to disqualify the Company or any of its affiliates as an investment adviser.

          (z) Insurance Business. (i) All insurance policies and annuity contracts (including, without limitation, certificates issued pursuant to group policies or contracts, riders and endorsements to such certificates, contracts or policies, and contracts issued in connection with retirement plans or arrangements) issued by the Insurance Companies (collectively, the "Policies") are, to the extent required by the insurance laws of each jurisdiction in which an Insurance Company is authorized to do business, on forms that have been approved by the Insurance Regulator of each such jurisdiction (or have been filed with and not objected to by the relevant Insurance Regulator within the time for objection), except when the failure to obtain any necessary approval (or to make such filing) would not have a Material Adverse Effect with respect to the Company.

          (ii) Except to the extent funded by the Separate Account of either Insurance Company, or as set forth on Section 3.1(z)(ii) of the Disclosure Schedule, no Policy gives the holder thereof the right to receive dividends, distributions or other benefits based on the earnings or revenues of such Insurance Company.

          (iii) Except as disclosed in writing to Zurich and Insurance Partners,
     (A) all Policies issued by either Insurance Company that are intended to qualify as "life insurance contracts" meet the requirements of sections 7702 and 817(h) of the Code; (B) all Policies that are intended to qualify as "annuity contracts" (excluding annuity contracts described in sections 72(s)(5) or 72(u) of the Code) meet the requirements of sections 72(s) and 817(h) of the Code; (C) all Policies that are intended to qualify under sections 403(a), 403(b) or 408 of the Code contain all provisions required by the Code for qualification under such sections; (D) any Policy or product (including any "prototype plan") marketed in connection with any Policy that is intended to meet formal requirements imposed by sections 401 or 457 of the Code meet all such requirements; (E) the Separate Accounts supporting Variable Contracts of each Insurance Company, and each subaccount of such Separate Accounts, have been operated in compliance with the diversification requirements of Section 817(h) of the Code and the regulations thereunder since their enactment; and (F) each Insurance Company has adequate administrative measures in place to ensure that each such Separate Account and subaccount is maintained in compliance with the diversification rules of section 817(h) of the Code and the regulations thereunder.

          (iv) To the knowledge of the Company, each insurance agent, at the time such agent wrote, sold or produced business for any Insurance Company, was duly licensed as an insurance agent (for the type of business written, sold, or produced by such insurance agent) in the particular jurisdiction in which such agent wrote, sold or produced such business, and no such insurance agent is in violation (or with or without notice or lapse of time or both, would be in violation) of any term or provision of any law or any writ, judgment, decree, injunction or similar order applicable to the writing, sale or production of business for any Insurance Company except when any such failure to be licensed or such violation would not have a Material Adverse Effect with respect to the Company.

          (v) There has been no violation of the provisions of Section 404 or 406 of ERISA or Section 4975 of the Code with respect to any "plan assets" (within the meaning of Section 2510.3-101 of the Department of Labor regulations) held under the general account of the Company or of any affiliate of the Company, except where such a violation would not have a Material Adverse Effect with respect to the Company.

          (aa) Reinsurance. Section 3.1(aa) of the Disclosure Schedule sets forth as of the date hereof all contractual treaties and agreements regarding reinsurance, coinsurance, excess insurance, ceding of insurance, assumption of insurance or indemnification with respect to insurance to which FKLA or KILICO is a party (collectively, the "Reinsurance Agreements"). Each of the Reinsurance Agreements is valid and binding in all material respects in accordance with its terms on FKLA or KILICO, as the case may be. The Reinsurance Agreements are in material compliance with applicable insurance laws and regulations regarding life and health reinsurance agreements. To the knowledge of the Company, any amount recoverable by FKLA and KILICO under the Reinsurance Agreements is fully collectible in due course. Neither FKLA nor KILICO nor, to the knowledge of the Company, any other party thereto, is in default in any material respect under any Reinsurance Agreement and, to the knowledge of the Company, there is no reason to believe that the financial condition of any such other party is impaired to the extent that a default thereunder may reasonably be anticipated.

          (bb) Full Disclosure. To the knowledge of the Company, no information given by the Company to ZIP, Zurich or Insurance Partners or their advisers relating to the material matters listed on Section 3.1(bb)(i) of the Disclosure Schedule contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which made, not materially false or misleading. To the knowledge of the Company, the Company has made available (or has caused its subsidiaries to make available) to Zurich, Insurance Partners and ZIP and their advisers true, correct and complete copies of all material agreements and documents pertaining or which relate to the real estate assets owned by the Company and its subsidiaries. To the knowledge of the Company, none of the agreements and documents described in the preceding sentence contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the light of circumstances in which made, not materially false or misleading, except for any such misstatement or omission which would not have a material adverse effect on the aggregate fair market value of the real estate assets owned by the Company and its subsidiaries (other than the real estate assets described in Section 3.1(bb)(ii) of the Disclosure Schedule).

     SECTION 3.2. Representations and Warranties as to ZIP of Zurich, IP, IP Bermuda and ZIP. Each of Zurich, IP, IP Bermuda and ZIP, jointly and severally, represents and warrants to the Company as follows:

          (a) Organization, Standing and Corporate Power. ZIP is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted.

          (b) Capital Structure. As of the date hereof, the authorized capital stock of ZIP consists of (i) 1,000 shares of ZIP Common Stock and (ii) 1,000 shares of preferred stock, without par value. All of the outstanding shares of capital stock of ZIP have been validly issued and are fully paid and nonassessable and are owned, directly or indirectly, by Zurich, IP or IP Bermuda, free and clear of all Liens. Zurich directly or indirectly owns a majority of the issued and outstanding shares of ZIP Common Stock. As of the date hereof, ZIP has no indebtedness for borrowed money outstanding, and at the Effective Time, ZIP will have no indebtedness for borrowed money outstanding except for indebtedness incurred in connection with the financing of the Merger.

          (c) No Prior Activities. ZIP is a newly formed corporation and, except for activities incident to the Merger and as contemplated by this Agreement, ZIP (i) has not engaged in any business activities of any type or kind whatsoever, (ii) has not entered into any agreements or arrangements with any person or entity and (iii) is not subject to or bound by any obligation or undertaking.

          (d) Authority; Noncontravention; Binding Effect. ZIP has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by ZIP and the consummation by ZIP of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of ZIP and by the stockholders of ZIP. Each of this Agreement and the Lumbermens Agreement has been duly executed and delivered by ZIP and constitutes a valid and binding obligation of ZIP, enforceable against ZIP in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles. The execution and delivery of this Agreement by ZIP do not, and the consummation of the transactions contemplated by ZIP by this Agreement and compliance with the provisions of this Agreement by ZIP will not (i) conflict with any of the provisions of the Certificate of Incorporation or By-laws of ZIP or (ii) subject to the consents, approvals, authorizations, declarations and filings referred to in Section 3.2(e) below, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, except for such consents or contraventions, in the case of clause (ii), which, singly or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of ZIP, or would not adversely affect the ability of ZIP to consummate the transactions contemplated by this Agreement in any material respect.

          (e) Governmental Approvals. No consent, approval or authorization of, or declaration or filing with, or notice to any Governmental Entity which has not been received or made is required by or with respect to ZIP in connection with the execution and delivery of this Agreement by ZIP or the consummation by ZIP of any of the transactions contemplated by this Agreement, except for (i) the filing of premerger notification and report forms under the HSR Act, with respect to the Merger, (ii) the filings and/or notices required under the insurance laws of the jurisdictions set forth in Section 3.1(d)(ii) of the Disclosure Schedule, (iii) the filing of the certificate of merger with the Delaware Secretary of State, and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iv) such other consents, approvals, authorizations, filings or notices as are set forth in Section 3.1(d)(vi) of the Disclosure Schedule, (v) any applicable filings under state anti-takeover laws, (vi) filings, authorizations, consents or approvals the failure to make or obtain which, in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of ZIP and (vii) filings, authorizations, consents or approvals the failure to make or obtain which, in the aggregate, would not adversely affect the ability of ZIP to consummate the transactions contemplated by this Agreement in any material respect.

          (f) Information Supplied. None of the information supplied or to be supplied by ZIP to the Company in writing specifically for inclusion in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (g) Brokers. No broker, investment banker, financial advisor or other person, other than such persons who were disclosed by ZIP in writing to the Company prior to the date hereof, the fees and expenses of which will be paid by ZIP, is entitled to any broker's, finder's, financial advisors or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of ZIP.

     SECTION 3.3 Representations and Warranties of Zurich. Zurich represents and warrants to the Company as follows:

          (a) Organization, Standing and Corporate Power. Zurich is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted.

          (b) Authority; Noncontravention; Binding Effect. Zurich has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Zurich and the consummation by Zurich of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Zurich. Each of this Agreement and the Lumbermens Agreement has been duly executed and delivered by Zurich and constitutes a valid and binding obligation of Zurich enforceable against Zurich in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles. The execution and delivery of this Agreement by Zurich do not, and the consummation of the transactions contemplated by this Agreement by Zurich and compliance with the provisions of this Agreement by Zurich will not (i) conflict with any of the provisions of the Articles of Incorporation of Zurich, (ii) subject to the consents, approvals, authorizations, declarations and filings referred to in Section 3.3(c) below, require the consent of any person under any material indenture, agreement, permit, concession, franchise, license or similar instrument or undertaking to which Zurich or any of its subsidiaries is a party or by which Zurich or any of its subsidiaries or any of their assets is bound or affected, or (iii) subject to the consents, approvals, authorizations, declarations and filings referred to in Section 3.3(c) below, contravene any law, rule or regulation of any state, or of the United States or Switzerland or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, except for such consents or contraventions, in the case of clauses (ii) and (iii) above, which singly or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of Zurich, and would not adversely affect the ability of Zurich to consummate the transactions contemplated by this Agreement in any material respect.

          (c) Governmental Approvals. No consent, approval or authorization of, or declaration or filing with, or notice to any Governmental Entity which has not been received or made is required by or with respect to Zurich in connection with the execution and delivery of this Agreement by Zurich or the consummation by Zurich of any of the transactions contemplated by this

     Agreement, except for (i) the filing of premerger notification and report forms under the HSR Act, with respect to the Merger and the KFS Sale, (ii) the filings and/or notices required under the insurance laws of the jurisdictions set forth in Section 3.1(d)(ii) of the Disclosure Schedule,
     (iii) the approval of the Federal Office of Supervision of Private Insurance of Switzerland of the KFS Sale, if necessary, (iv) filings required by the International Investment Survey Act of 1976, (v) filings with Federal and state regulatory authorities and agencies in connection with the registration or qualification of KFS Acquisition Corp. and its subsidiaries, as necessary, as a broker-dealer, investment adviser, transfer agent, commodities trading advisor or commodity pool operator,
     (vi) such other consents, approvals, authorizations, filings or notices as are set forth in Section 3.1(d)(vi) of the Disclosure Schedule, (vii) any applicable filings under state anti-takeover laws and (viii) filings, authorizations, consents or approvals the failure to make or obtain which, in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of Zurich and (xi) filings, authorizations, consents or approvals the failure to make or obtain which, in the aggregate, would not adversely affect the ability of Zurich to consummate the transactions contemplated by this Agreement in any material respect.

          (d) Information Supplied. None of the information supplied or to be supplied by Zurich to the Company in writing specifically for inclusion in the Proxy Statement will, on the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (e) Ineligible Persons; Compliance with Section 15(f) of the 1940
     Act.  (i) None of Zurich or any "affiliated person" (as defined in the 1940
     Act) thereof (A) is ineligible pursuant to Section 9(a) of the 1940 Act to serve as an investment adviser (or in any other capacity contemplated by the 1940 Act) to a registered investment company or (B) to the knowledge of senior officers of Zurich as of the date hereof, has engaged in any of the conduct specified in Section 9(b) of the 1940 Act or Section 203(e) of the Advisers Act prior to the date hereof that would be reasonably likely to result in SEC action to disqualify Zurich or any of its affiliates as an investment adviser.

          (ii) Zurich has complied with the requirements of Section 15(f)(1)(B) of the 1940 Act that there not be imposed an "unfair burden" on any of the Kemper Funds as a result of the Merger, the KFS Sale or the transactions contemplated hereby or thereby or any express or implied terms, conditions or understandings applicable thereto.

          (f) Brokers. No broker, investment banker, financial advisor or other person, other than such persons who were disclosed by Zurich in writing to the Company prior to the date hereof, the fees and expenses of which will be paid by ZIP, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Zurich.

     SECTION 3.4 Representations and Warranties of Insurance Partners. Each of IP and IP Bermuda represent and warrant to the Company as follows:

          (a) Organization, Standing and Power. Each of IP and IP Bermuda is a limited partnership duly organized and validly existing under the laws of the jurisdiction of its formation and has the requisite power and authority to carry on its business as now being conducted.

          (b) Authority; Noncontravention; Binding Effect. Each of IP and IP Bermuda have all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of IP and IP Bermuda and the consummation by each of IP and IP Bermuda of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of each of IP and IP Bermuda. Each of this Agreement and the Lumbermens Agreement has been duly executed and delivered by each of IP and IP Bermuda and constitutes a valid and binding obligation of each of IP and IP Bermuda, enforceable against each such party in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles. The execution and delivery of this Agreement by each of IP and IP Bermuda do not, and the consummation of the transactions contemplated by this Agreement by each of IP and IP Bermuda and compliance with the provisions of this Agreement by each of IP and IP Bermuda will not, (i) conflict with any of the provisions of the partnership agreements or other organizational documents of each of IP or IP Bermuda, (ii) subject to the consents, approvals, authorizations, declarations and filings referred to in Section 3.4(c) below, require the consent of any person under any material indenture, agreement, Permit, concession, franchise, license or similar instrument or undertaking to which IP or IP Bermuda is a party or by which IP or IP Bermuda or any of their assets is bound or affected, or (iii) subject to the consents, approvals, authorizations, declarations and filings referred to in Section 3.4(c) below, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, except for such consents and contraventions, in the case of clauses (ii) and (iii) above, which singly or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of IP or IP Bermuda, and would not adversely affect the ability of IP or IP Bermuda to consummate the transactions contemplated by this Agreement in any material respect.

          (c) Governmental Approvals. No consent, approval or authorization of, or declaration or filing with, or notice to any Governmental Entity which has not been received or made is required by or with respect to IP or IP Bermuda in connection with the execution and delivery of this Agreement by IP or IP Bermuda or the consummation by IP or IP Bermuda, as the case may be, of any of the transactions contemplated by this Agreement, except for
     (i) the filing of premerger notification and report forms under the HSR Act, (ii) the filings and/or notices required under the insurance laws of the jurisdictions set forth in Section 3.1(d)(ii) of the Disclosure Schedule, (iii) such other consents, approvals, authorizations, filings or notices as are set forth in Section 3.1(d)(vi) of the Disclosure Schedule,
     (iv) any applicable filings under state anti-takeover laws, (v) filings, authorizations, consents or approvals the failure to make or obtain which, in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of IP or IP Bermuda and (vi) filings, authorizations, consents or approvals the failure to make or obtain which, in the aggregate, would not adversely affect the ability of IP or IP Bermuda to consummate the transactions contemplated by this Agreement in any material respect.

          (d) Information Supplied. None of the information supplied or to be supplied by IP or IP Bermuda to the Company in writing specifically for inclusion in the Proxy Statement will, on the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (e) Brokers. No broker, investment banker, financial advisor or other person, other than such persons who were disclosed by Insurance Partners in writing to the Company, the fees and expenses of which will be paid by ZIP, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of IP and IP Bermuda.

                                  ARTICLE IV.

           COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER

     SECTION 4.1 Conduct of Business of the Company. Except as contemplated by this Agreement or the Lumbermens Agreement (as defined herein) or as set forth in Section 4.1 of the Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries to, act and carry on their respective businesses in the ordinary course of business and use reasonable efforts to preserve intact their current business organizations, keep available the services of their current key officers and employees and preserve the goodwill of those engaged in material business relationships with them. Without limiting the generality of the foregoing, except as contemplated by this Agreement or the Lumbermens Agreement or as set forth in Section 4.1 of the Disclosure Schedule, during the period from the date hereof to the Effective Time, the Company shall not, and shall not permit any of its subsidiaries to, without the prior consent of ZIP:

          (a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) with respect to any of the Company's outstanding capital stock (other than the dividend of Newco Common Stock declared in connection with the ESOP Sale, regular quarterly cash dividends not in excess of $.23 per share of Common Stock and regular cash dividends on Company Preferred Stock, in each case with usual record and payment dates and in accordance with the Company's present dividend policy), (ii) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock or (iii) purchase, redeem or otherwise acquire any shares of outstanding capital stock, any rights, warrants or options to acquire any such shares or any outstanding notes or debentures except, in the case of clause (iii), for the acquisition of shares of Common Stock from holders of Company Stock Options in full or partial payment of the exercise price payable by such holder upon exercise of Company Stock Options outstanding on the date of this Agreement and any mandatory redemption or repurchase of the KFC Debentures, the KFC Class B Common Stock and the KFC Stock Options in accordance with the terms thereof and the terms of the indenture governing the KFC Debentures and the KFC Charter;

          (b) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities other than (i) pursuant to the Dividend Reinvestment Plan as amended in accordance with Section 4.10, (ii) the ESOP Sale, (iii) upon the exercise of the Company Stock Options outstanding on the date of this Agreement, (iv) upon the conversion of shares of Convertible Preferred Stock outstanding on the date of this Agreement or (v) in accordance with their respective terms, upon the conversion of any KFC Debentures or the exercise of any KFC Stock Options;

          (c) amend its Charter, By-laws or other comparable charter or organizational documents or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any subsidiary of the Company;

          (d) acquire (i) any assets that are material individually or in the aggregate to the Company and its subsidiaries taken as a whole or any Significant Subsidiary, (ii) any business, (iii) any real estate asset (or invest any funds in connection with any real estate asset, except pursuant to binding obligations or commitments effective as of the date hereof and except for tenant improvements with respect to any single property costing not more than $100,000; provided, that the Company (or its applicable subsidiary) shall expend funds only in minimum amounts which are absolutely required under such obligations or commitments) or (iv) any corporation, partnership, joint venture, association or other business organization or division thereof, except for portfolio investments (other than investments in real estate assets, debt or preferred equity securities rated below investment grade (except pursuant to the restructuring of any such securities acquired prior to the date hereof) or common equity securities) made in the ordinary course of business consistent with recent past practice;

          (e) (i) sell, lease, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets other than (A) those that are immaterial to the Company and its subsidiaries taken as a whole or any Significant Subsidiary, (B) those disclosed in Section 4.1(e) of the Disclosure Schedule, (C) the KFS Sale, (D) the ESOP Sale, (E) the sale of common stock of State Street Boston Corporation in accordance with
     Section 4.4 and (F) the Venture Capital Portfolio Sale (as defined herein) in accordance with Section 4.8 (the transactions contemplated by clauses
     (B) through (F) are herein referred to as "Permitted Sale Transactions"),
     (ii) sell, lease, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its assets or properties to the Company or any of its subsidiaries other than (A) sales, leases, mortgages, encumbrances or dispositions between KSH and any of its subsidiaries or between any subsidiaries of KSH, and (B) cash payments for intercompany services performed in the ordinary course of business consistent with recent past practice, (iii) sell, mortgage or otherwise encumber or subject to any Lien (other than in connection with refinancings, extensions and rollovers in the ordinary course of business and only to the extent that such mortgages, encumbrances or Liens were granted in the original financings) or otherwise dispose of any of its real estate assets, except to unrelated third parties in accordance with Section 4.6 or (iv) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

          (f) (i) incur any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any indebtedness or debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, other than in the ordinary course of business of Kemper Clearing Corp. consistent with recent past practice, or (ii) make any loans, advances or capital contributions to any other person, other than (x) routine advances to employees, (y) policy loans to third parties in the ordinary course of business of the Insurance Companies, and (z) in the ordinary course of business of Kemper Clearing Corp. consistent with recent past practice;

          (g) pay, discharge, settle or satisfy any intercompany indebtedness from KFC to the Company other than as a result of the transactions contemplated by this Agreement;

          (h) enter into any transaction or agreement with any director, executive officer or affiliate of the Company or any of its Significant Subsidiaries or with Lumbermens Mutual Casualty Company ("Lumbermens");

          (i) make any tax election (other than an election under Section 338(h)(10) of the Code related to the ESOP Sale) or settle or compromise any Federal income tax liability or any other material income tax liability (other than with respect to audits of 1990 and prior years on terms substantially consistent with those disclosed to Zurich and Insurance Partners in writing) that could reasonably be expected to be material to the Company and its subsidiaries taken as a whole;

          (j) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with recent past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with recent past practice;

          (k) except in the ordinary course of business, modify, amend or terminate any material agreement, lease, sublease, Permit, concession, or similar instrument to which the Company or any subsidiary is a party or waive, release or assign any material rights or claims thereunder;

          (l) hire any new executive officers of the Company or any of its subsidiaries (other than KSH and its subsidiaries);

          (m) (i) grant any director, executive officer or other employee of the Company or any of its subsidiaries (other than KSH and its subsidiaries) any increase in compensation, except, in the case of employees who are not executive officers or directors, normal salary increases consistent with recent past practice or as was required under employment agreements or arrangements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents, (ii) grant any such director, executive officer or other employee any severance or termination pay, except as was required under any employment, severance or termination agreements or arrangements or plans in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents,
     (iii) enter into any employment, severance or termination agreement with, or adopt any plan or arrangement covering, any such director, executive officer, or employee or (iv) amend any Benefit Plan except as required by law;

          (n) (i) expend or commit to expend funds for capital expenditures in excess of an aggregate of $5 million other than as previously disclosed in writing to ZIP and other than capital expenditures (A) of KSH and its subsidiaries funded solely with amounts generated by KSH and its subsidiaries and (B) subject to Section 4.1(d)(iii), in connection with real estate assets, or (ii) notwithstanding the provisions of Section 4.1(d)(iii), expend or commit to expend any funds in connection with the Kepro (Barcelona) project except as contemplated in Section 4.1(n) of the Disclosure Schedule;

          (o) settle or compromise any shareholder derivative suits arising out of the transactions contemplated hereby or existing on the date hereof or any of the litigation or claims set forth in Section 4.1(o) of the Disclosure Schedule;

          (p) change any accounting, underwriting and actuarial principles, assumptions or practices materially affecting the assets, liabilities or business of the Company or any of its subsidiaries, except insofar as may have been required by a change in generally accepted accounting principles or SAP and except changes in crediting rates in the ordinary course of business;

          (q) take any material action with respect to any material real estate asset owned by the Company or any of its subsidiaries (including, without limitation, the entering into of any construction contract or the undertaking of any construction-related activity, the giving of consent to any third party, any action in connection with the exercise of foreclosure or similar remedies, any material amendment of an agreement governing or relating to any such real estate asset or the ownership thereof and any prepayment of any third party debt secured by any such real estate asset);

          (r) cease to maintain the books and records related to the business and assets of the Company and its subsidiaries other than the Excluded Real Estate Subsidiaries; or

          (s) authorize any of, or commit or agree to take any of, the foregoing actions.

     SECTION 4.2 Payment of Dividends; Advances and Cash Proceeds. (a) During the period from the date of this Agreement to the Effective Time, to the extent permitted by applicable law and any Governmental Entity having jurisdiction over the Company and any of its subsidiaries:

          (i) the Company shall cause FKLA to declare and pay quarterly cash dividends to the Company in an amount of $3.25 million so that the total cash dividends paid by FKLA to the Company is at least $13 million during 1995;

          (ii) the Company shall cause KFS to transfer to the Company $50 million in cash in a manner and on terms and conditions reasonably satisfactory to ZIP;

          (iii) at the written request of ZIP, the Company shall cause its subsidiaries to dividend or otherwise transfer cash in such amounts immediately prior to the Effective Time, as ZIP may reasonably request, to the Company in a manner and on terms and conditions reasonably satisfactory to ZIP; and

          (iv) the Company shall (i) cause its subsidiaries other than the Insurance Companies to make quarterly tax sharing payments in accordance with recent past practice and (ii) cause the Insurance Companies not to make any quarterly tax sharing payments except to the extent of actual tax liability of the Company that is attributable to the Insurance Companies.

     (b) To the extent that any of the actions set forth in Section 4.2(a) are prohibited by any Governmental Entity having jurisdiction over the Company or any of its subsidiaries, the Company shall use commercially reasonable efforts to cause such Governmental Entity to permit such action.

     SECTION 4.3 KFC Obligations. The Company shall cause KFC to perform its obligations under the KFC Debentures and the indenture relating to the KFC Debentures, the KFC Charter and the Benefit Plans and agreements relating to the KFC Stock Options, including, without limitation, repurchasing or redeeming any KFC Debentures, KFC Class B Common Stock or KFC Stock Options as a result of the ESOP Sale and the KFS Sale, to the extent required.

     SECTION 4.4 Sale of State Street Boston Corporation Common Stock. Prior to the Effective Time, the Company shall use commercially reasonable efforts to cause (a) the proposed offering of the 2,986,111 shares of common stock of State Street Boston Corporation by KFS to be registered by State Street Boston Corporation on a "shelf" Registration Statement on Form S-3 under the Securities Act and to sell such shares at a price and on terms and conditions reasonably satisfactory to ZIP and (b) the net cash proceeds from such sale to be transferred from KFS to the Company in a manner and on terms and conditions reasonably satisfactory to ZIP. If KFS has not sold all of the 2,986,111 shares of common stock of State Street Boston Corporation on or prior to the Closing Date, then, immediately prior to the Effective Time, the Company shall cause KFS to transfer such shares to the Company in a manner and on terms and conditions reasonably satisfactory to ZIP. Upon such transfer, the Company shall own all such shares free and clear of all Liens.

     SECTION 4.5 ESOP Sale. The Company will use commercially reasonable efforts to cause (i) KFC to enter into a stock purchase agreement with an ESOP to sell approximately 55% of the Newco Common Stock to such ESOP (such agreement, together with all other agreements related thereto or contemplated therein, the "ESOP Agreements") and (ii) KSHI and the ESOP each to enter into a bank credit agreement with a syndicate of banks lead by the Bank of New York (the "ESOP Credit Agreement"), in each case in all material respects in accordance with the terms and conditions set forth in Exhibit I to the Disclosure Schedule and such other terms as are reasonably satisfactory to ZIP; provided, however, that the Company and its subsidiaries shall not retain or assume any liabilities (whether directly or indirectly through guaranties, keepwell agreements, similar arrangements or otherwise) of Newco and its subsidiaries (including, without limitation, liabilities attributable to employees, former employees, their respective beneficiaries, directors and consultants of KSH and its subsidiaries) upon completion of the ESOP Sale and shall not incur any liabilities in connection with the ESOP Sale other than those liabilities set forth in Schedule 3.1(p) of the Disclosure Schedule. The Company shall not, and shall not permit any of its subsidiaries to, waive or amend any covenant, agreement, condition or term in the ESOP Agreements or the ESOP Credit Agreement without the prior written consent of ZIP. The Company shall use commercially reasonable efforts to consummate the ESOP Sale (including, without limitation, the distribution by the Company of approximately 44% of the Newco Common Stock to its stockholders) in accordance with the terms and conditions of the ESOP Agreements and the ESOP Credit Agreement; provided, however, that the Company shall not cause the ESOP Sale to be consummated prior to the earlier of (i) the date on which the Company receives a favorable ruling from the Internal Revenue Service relating to the ESOP Sale substantially in the form of the ruling request dated March 24, 1995 and (ii) August 31, 1995. The Company agrees to (x) keep ZIP and its counsel fully informed of all communications with the Internal Revenue Service concerning the proposed ruling request and (y) consult with ZIP and its counsel with respect to any meetings with the Internal Revenue Service concerning the proposed ruling request.

     SECTION 4.6. Real Estate.  (a) Subject to the further provisions of this
Section 4.6, the Company shall use diligent efforts to enter into agreements to sell, or to cause its subsidiaries to enter into agreements to sell, all of the real estate assets set forth on Schedule I to this Agreement under the heading "Retail Real Estate Assets" (the "Retail Real Estate Assets") and the Company shall, and shall cause its subsidiaries to, use its and their best efforts to consummate sales of the Retail Real Estate Assets in accordance with the terms and conditions of such agreements. The Company shall keep ZIP informed as to the status of its efforts pursuant to the foregoing. Without limiting the preceding sentence, whenever the Company receives an offer (whether solicited or unsolicited) from a third-party to purchase one or more of the Retail Real Estate Assets, the Company shall immediately notify ZIP of such offer and furnish ZIP with a copy thereof. Notwithstanding any provision hereof to the contrary, (i) the Company shall not accept any such offer without ZIP's consent and (ii) if, in ZIP's good-faith judgment, any such offer is commercially reasonable and represents, under the circumstances, fair value to the Company for the applicable Retail Real Estate Assets to be sold, the Company shall, at ZIP's direction, accept such offer. If, pursuant to the foregoing, the Company accepts any such offer, the Company shall, subject to the last sentence of this
Section 4.6(a), then use its best efforts to enter into a binding agreement with the offeror on terms and conditions that are consistent with such offer and that are otherwise commercially reasonable; provided, however, that notwithstanding any provision hereof to the contrary, (i) the Company shall not enter into any such agreement without ZIP's consent and (ii) subject to the last sentence of this Section 4.6(a), if, in ZIP's good faith judgment, the terms and conditions of any proposed agreement are consistent with the terms of the applicable offer and are otherwise commercially reasonable, the Company shall, at ZIP's direction, execute and deliver such agreement. The Company shall (x) keep ZIP reasonably informed of all material communications between any such offeror and the Company and (y) deliver to ZIP additional information, material or documents reasonably requested from time to time by ZIP in connection with any such offer. At the Company's option in its sole and absolute discretion, any binding agreement with a third party for the sale to such third party of any Retail Real Estate Asset may provide that the Company shall not be obligated to consummate such sale unless and until either (i) the Merger is consummated or (ii) the Preliminary Closing Conditions are satisfied or waived on the Preliminary Closing Date.

     (b) Subject to the further provisions of this Section 4.6, the Company shall use diligent efforts to enter into agreements to sell, and to cause its subsidiaries to enter into agreements to sell, all of the real estate assets set forth on Schedule I to this Agreement under the heading "Bulk Sale Real Estate Assets" (the "Bulk Sale Real Estate Assets") and the Company shall, and shall cause its subsidiaries to, use its and their best efforts to consummate such bulk sales of the Bulk Sale Real Estate Assets in accordance with the terms and conditions of such agreements. The Company shall keep ZIP informed as to the status of its efforts pursuant to the foregoing. Without limiting the preceding sentence, whenever the Company receives an offer (whether solicited or unsolicited) from a third party to purchase all or a part of the Bulk Sale Real Estate Assets, the Company shall immediately notify ZIP of such offer and furnish ZIP with a copy thereof. Notwithstanding any provision hereof to the contrary, (i) the Company shall not accept any such offer without ZIP's consent and (ii) subject to the penultimate sentence of this Section 4.6(b), if, in ZIP's good-faith judgment, any such offer is commercially reasonable and represents, under the circumstances, fair value to the Company for the applicable Bulk Sale Real Estate Assets to be sold, the Company shall, at ZIP's direction, accept such offer. If, pursuant to the foregoing, the Company accepts any such offer, the Company shall, subject to the penultimate sentence of this
Section 4.6(b), then use its best efforts to enter into a binding agreement with the offeror on terms and conditions that are consistent with such offer and that are otherwise commercially reasonable; provided, however, that notwithstanding any provision hereof to the contrary, (i) the Company shall not enter into any such agreement without ZIP's consent and

(ii) subject to the penultimate sentence of this Section 4.6(b), if, in ZIP's good faith judgment, the terms and conditions of any proposed agreement are consistent with the terms of the applicable offer and are otherwise commercially reasonable, the Company shall, at ZIP's direction, execute and deliver such agreement. The Company shall (x) keep ZIP reasonably informed of all material communications between any such offeror and the Company and (y) deliver to ZIP additional information, material or documents reasonably requested from time to time by ZIP in connection with any such offer. All binding agreements with a third party for the sale to such third party of any of the Bulk Sale Assets may, at the Company's option provide that the Company shall not be obligated to consummate such sale unless and until either (i) the Merger is consummated or
(ii) the Preliminary Closing Conditions are satisfied or waived on the Preliminary Closing Date. All out-of-pocket costs and expenses incurred by the Company and ZIP and their respective affiliates in connection with the bulk sale process outlined in this Section 4.6(b) (other than fees and expenses payable to Goldman Sachs & Co. or any other investment advisor or broker retained by any such person) shall be paid one-half by the Company and one-half by ZIP.

     (c) Subject to Section 4.6(e), at the request of ZIP, the Company shall not sell or enter into an agreement to sell, any of the Retail Real Estate Assets or Bulk Sale Real Estate Assets that are specified by ZIP in writing to the Company.

     (d) Notwithstanding anything to the contrary in the foregoing provisions of this Section 4.6, the Company shall, and shall cause its subsidiaries to, comply with and perform all obligations under written agreements executed by the Company (and/or any applicable subsidiary) and the proposed buyer as of the date hereof and written agreements executed pursuant to Section 4.6(a) or 4.6(b) (including, without limitation, letters of intent, term sheets and the like) for the sale of any real estate asset currently owned by the Company and/or any of its subsidiaries; provided, however, that neither the Company nor any of its subsidiaries shall make any decision it is entitled to make under, or relating to, any such agreement, or exercise any remedy in connection with any such agreement, without the prior written consent of ZIP, such consent not to be unreasonably withheld.

     (e) ZIP may, at any time, by written notice to the Company, add or subtract any real estate asset to or from the "Retail Real Estate Asset" or "Bulk Sale Real Estate Asset" category. Any such addition or subtraction shall be binding and effective for all purposes of this Section 4.6.

     (f) Neither the Company nor any of its subsidiaries shall sell any real estate assets except in accordance with the foregoing provisions of this Section 4.6; provided, however, that the Company or any of its subsidiaries may sell any vacant land or residential real estate (or any interest therein) if the purchase price therefor is not more than $500,000, so long as such purchase price represents, in the reasonable judgment of the Company, fair value for such asset.

     (g) The Company shall, and shall cause its subsidiaries to, perform all obligations under or described in, paragraphs 11 and 12 of the Lumbermens Agreement (as defined in Section 6.2(i)). Neither the Company nor any of its subsidiaries shall make any decision it is entitled to make under, or relating to, paragraphs 11 and 12 of the Lumbermens Agreement, or exercise any remedy in connection with paragraphs 11 and 12 of the Lumbermens Agreement, without the prior written consent of ZIP, such consent not to be unreasonably withheld. Without limiting the foregoing, the Company shall use good faith and diligent efforts to enter into a written agreement with Lumbermens covering the issues described in paragraph 12 of the Lumbermens Agreement, provided that neither the Company nor any of its subsidiaries shall enter into any such agreement (or any agreement covering any of the matters addressed in paragraph 11 of the Lumbermens Agreement) without the prior written consent of ZIP, such consent not to be unreasonably withheld.

     (h) The Company shall, and shall cause its subsidiaries to, take any action reasonably requested by ZIP in connection with or pertaining to any real estate asset owned by the Company or any of its subsidiaries; provided, however, that if, in the reasonable judgment of the Company or the applicable subsidiary, the taking of such action would materially decrease the value of such asset, the Company or the applicable subsidiary shall not be required to take such action.

     SECTION 4.7 KFS Sale. Pursuant to the KFS Agreement, the Company intends to sell its asset management business to an affiliate of Zurich. The parties agree to take commercially reasonable steps to cooperate in the KFS Sale.

     SECTION 4.8 Sale of Venture Capital Portfolio. Without the prior written consent of ZIP, the Company shall not permit Kemper Asset Holdings, Inc., KILICO or FKLA, and shall use its commercially reasonably efforts to prevent Fidelity Life Association (collectively, with Kemper Asset Holdings, Inc., KILICO and FKLA, the "Kemper Entities") to waive or amend any material covenant, agreement or term in the agreements, each dated as of May 5, 1995, (collectively, the "Landmark Agreements") among the Kemper Entities and Landmark Partners Inc. ("Landmark") to sell certain portfolio assets to Landmark (the "Venture Capital Portfolio Sale"). The Company shall use commercially reasonable efforts to consummate the Venture Capital Portfolio Sale in accordance with the terms and conditions of the Landmark Agreements. Upon consummation of the Venture Capital Portfolio Sale, the Company shall cause the Kemper Entities that are subsidiaries of Kemper (other than KILICO) to transfer the net cash proceeds of such sale (allocable to such Kemper Entities) to the Company in a manner and on terms and conditions reasonably satisfactory to ZIP and the Company.

     SECTION 4.9 Tax Returns. The Company shall, as promptly as practicable, file (i) form 1120 for its 1994 taxable year, (ii) form 1139 relating to carrybacks from its 1994 taxable year to earlier taxable years and (iii) any corresponding forms under state and local tax law; provided however, that the Company shall not file or request an extension to file any of such returns after
(a) September 15, 1995 with respect to clause (i), (b) September 22, 1995 with respect to clause (ii) and (c) October 15, 1995 with respect to clause (iii), in any case without the consent of ZIP.

     SECTION 4.10 Dividend Reinvestment Plan. As soon as practicable after the date hereof (but in no event later than May 22, 1995), the Company shall amend the Dividend Reinvestment Plan to limit participation thereunder to employees of the Company and its subsidiaries who, as of the date hereof, are actually participating in the Dividend Reinvestment Plan ("Continuing Participants") and to limit contributions made by Continuing Participants to payroll deduction contributions not in excess, on a monthly basis, to the average monthly contributions made in 1994.

     SECTION 4.11 Subsidiaries. The Company shall not be obligated to cause any of its Excluded Real Estate Subsidiaries to take any affirmative action under either Article IV or V of this Agreement if either (i) such Excluded Real Estate Subsidiary would violate a fiduciary or legal duty by taking such action or (ii) the Company, either directly or through a subsidiary, does not have any right or ability to require such action to be performed. The Company shall not be obligated to cause any Excluded Real Estate Subsidiaries not to take any action under either Article IV or V of this Agreement if either (A) such Excluded Real Estate Subsidiary would violate a fiduciary or legal duty by not taking such action or (B) the Company, either directly or through a subsidiary, does not have a right or ability to veto or otherwise consent to such action or if the Company or such subsidiary has such a right or ability to veto or consent to such action, but either (x) the Company or a subsidiary thereof is not informed of any such action by the relevant Excluded Real Estate Subsidiary or (y) the relevant Excluded Real Estate Subsidiary performs such action after the Company or a subsidiary thereof vetoes such action or otherwise withholds its consent for such action. The Company has taken, and shall continue to take, commercially reasonable steps to be informed of all material business transactions and management decisions of the Excluded Real Estate Subsidiaries and to exercise such rights as the Company has, directly or indirectly, with respect to the Excluded Real Estate Subsidiaries to effectuate the purposes of the covenants of Articles IV and V relating to the real estate assets owned by such Excluded Real Estate Subsidiaries. The Company shall notify ZIP in writing promptly after the Company learns of any action taken, or proposed to be taken, by the Excluded Real Estate Subsidiaries which, in the absence of this Section 4.11, would violate the covenants of Article IV and V of this Agreement.

     SECTION 4.12 Other Actions. The Company, on the one hand, and ZIP, Zurich and Insurance Partners, on the other, shall not, and the Company shall not permit any of its respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (a) any of the representations and warranties of such party set forth in this Agreement becoming untrue or (b) any of the conditions of the Merger set forth in Article VI not being satisfied.

                                   ARTICLE V.

                              ADDITIONAL COVENANTS

     SECTION 5.1 Preparation of Newco Form S-1 and the Proxy Statement. As soon as practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement. The Company will use commercially reasonable efforts to cause the Proxy Statement to be cleared by the SEC and shall thereafter mail the Proxy Statement to the Company's stockholders as promptly as practicable. ZIP shall furnish all information concerning ZIP, Zurich and Insurance Partners as may be reasonably requested by the Company in connection with any of the actions to be taken by the Company pursuant to this
Section 5.1. The Company shall make, and shall cause Newco to make, available to ZIP and its counsel prior to filing thereof with the SEC copies of the Newco Form S-1 and the Proxy Statement and any amendments or supplements thereto and shall make, and shall cause Newco to make, any changes therein reasonably requested by ZIP insofar as such changes relate to such party or its affiliates or the description of the transactions contemplated by this Agreement.

     SECTION 5.2 Meeting of Stockholders. The Company will take all action necessary in accordance with applicable law and its Charter and By-laws to convene a meeting of its stockholders (the "Stockholders Meeting") to consider and vote upon the approval of the Merger. Subject to Section 5.8, the Company will, through its Board of Directors, recommend to its stockholders approval of the foregoing matters. The Company shall hold the Stockholders Meeting as soon as reasonably practicable after the date hereof.

     SECTION 5.3 Reasonable Efforts. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger, the KFS Sale and the other transactions contemplated by this Agreement.

     SECTION 5.4 Access to Information; Confidentiality. The Company shall, and shall cause each of its subsidiaries to, afford to ZIP, Zurich and Insurance Partners and to the officers, employees, counsel, financial advisors and other representatives of each of ZIP, Zurich and Insurance Partners reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause its subsidiaries to, furnish as promptly as practicable to ZIP, Zurich and Insurance Partners such information concerning its business, properties, financial condition, operations and personnel as Zurich and Insurance Partners may from time to time reasonably request (including, without limitation, reasonably requested regular reports on all material developments concerning such matters); provided, that no review pursuant to this Section 5.4 shall affect or be deemed to modify any representation or warranty made by the Company or any closing condition under this Agreement. Except as required by law, ZIP, Zurich and Insurance Partners will hold, and will cause their respective directors, officers, partners, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information obtained from the Company in confidence to the extent required by, and in accordance with, the provisions of the letter agreement, dated December 23, 1994 (the "Confidentiality Agreement"), between the Company and Insurance Partners Advisors, L.P. ("IP Advisors") and the letter agreement, dated March 13, 1995, between IP Advisors and Zurich, incorporating the terms of the Confidentiality Agreement.

     SECTION 5.5 Indemnification and Insurance. ZIP and the Surviving Corporation agree that all rights to indemnification and exculpation from liability for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors, officers or employees of the Company and its subsidiaries as provided in their respective certificates of incorporation or by-laws shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of not less than six years from the Effective Time. ZIP and the Surviving Corporation shall cause to be maintained for a period of not less than six years from the Effective Time the Company's current directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") for all persons who are directors, officers or employees of the Company or any subsidiary of the Company on the date of this Agreement, if, or to the extent that, the annual premium therefor would not be in excess of $3,338,000 (the "Maximum Premium"); provided, however, that ZIP and the Surviving Corporation may, in lieu of maintaining such existing D&O Insurance as provided above, cause comparable coverage to be provided under any policy maintained for the benefit of the directors and officers of Zurich or any of its major United States subsidiaries, so long as (i) the issuer thereof has at least an equal claims-paying rating and (ii) the material terms thereof are no less advantageous than the existing D&O Insurance to the extent commercially available. If the existing D&O Insurance expires, is terminated or cancelled during such six-year period, ZIP and the Surviving Corporation shall use all reasonable efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous than the existing D&O Insurance to the extent commercially available.

     SECTION 5.6 Public Announcements. ZIP, Zurich and Insurance Partners, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements, including such communications to employees of the Company or its subsidiaries, with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or government regulation or decree, court process or by obligations pursuant to any listing agreement with any national securities exchange.

     SECTION 5.7 No Solicitation. The Company shall not, nor shall it authorize or permit any of its affiliates or subsidiaries to, nor shall it or any of its affiliates or subsidiaries authorize or permit any of their respective officers, directors or employees, or any investment banker, financial advisor, attorney, accountant or other advisor or representative retained by the Company or any of its affiliates or subsidiaries to, directly or indirectly (a) solicit, initiate, encourage (including by way of furnishing information) or take any other action to facilitate, any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Transaction Proposal or agree to or endorse any Transaction Proposal or (b) propose, enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. Clauses (a) and (b) of the preceding sentence shall not prohibit the Company from (i) furnishing information pursuant to an appropriate confidentiality letter concerning the Company and its businesses, properties or assets to a third party who has made an unsolicited Transaction Proposal that is a Qualified Proposal, (ii) engaging in discussions or negotiations with such a third party who has made an unsolicited Transaction Proposal that is a Qualified Proposal or (iii) following receipt of a Transaction Proposal, taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act, but in each case referred to in the foregoing clauses (i) through (iii) only after the Board of Directors of the Company concludes in good faith based on the advice of outside counsel that such action is necessary for the Board of Directors of the Company to comply with its fiduciary obligations to stockholders under applicable law. Notwithstanding anything in this Agreement to the contrary, the Company shall immediately inform ZIP, Zurich and Insurance Partners orally and in writing of the receipt by it (or any of the other entities or persons referred to above) after the date hereof of any Transaction Proposal, or any inquiry which could lead to any Transaction Proposal or to any termination of this Agreement, the terms and conditions of such Transaction Proposal or inquiry, and the identity of the person making any such Transaction Proposal or inquiry. The Company will keep ZIP, Zurich and Insurance Partners fully informed of the status and details of any such Transaction Proposal or inquiry, and any response to such proposal or inquiry. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the first sentence of this Section 5.7 by any officer, director or employee of the Company or any of its subsidiaries or any investment banker, financial advisors, attorney, accountant, or other advisor or representative of the Company or any of its subsidiaries, whether or not such person is purporting to act on behalf of the Company or any of its subsidiaries or otherwise, shall be deemed to be a breach of this Section 5.7 by the Company. "Transaction Proposal" means any proposal with respect to any acquisition or purchase of a substantial amount of assets of, or any equity interest in, the Company or any of its subsidiaries or any tender offer (including a self tender offer) or exchange offer, merger, consolidation, business combination, sale of equity securities, recapitalization, liquidation, dissolution or similar transaction (whether accomplished by means of bulk reinsurance or otherwise) involving the Company or any of its subsidiaries or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger, the ESOP Sale, the KFS Sale or any of the other transactions contemplated by this Agreement or materially dilute the benefits to ZIP, Zurich and Insurance Partners of the Merger, the ESOP Sale, the KFS Sale or any of the other transactions contemplated by this Agreement (other than Permitted Sale Transactions, the sale of any real estate assets contemplated by Section 4.6 or the conversion or exercise of any outstanding securities of the Company or any of its subsidiaries in accordance with their terms). "Qualified Proposal" means any Transaction Proposal that would provide the holders of the Common Stock with cash and/or readily marketable securities having a value, in the good faith opinion of the Board of Directors of the Company following consultation with its independent financial advisors, of more than the sum of $49.50 per share of Common Stock plus, at any time prior to the distribution of the Newco Common Stock in connection with the ESOP Sale, the value of the Newco Common Stock per share of Common Stock to be so distributed.

     SECTION 5.8 Fiduciary Duties. The Board of Directors of the Company shall not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to ZIP, Zurich or Insurance Partners, the approval or recommendation by such Board of Directors of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Transaction Proposal or (iii) approve the Company entering into any agreement with respect to any Transaction Proposal (including, without limitation, the commencement of a self tender offer), unless the Company receives an unsolicited Transaction Proposal from a third party that is a Qualified Proposal and the Board of Directors of the Company concludes in good faith based on the advice of outside counsel that in order to comply with its fiduciary obligations to stockholders under applicable law, it is necessary for the Board of Directors to withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend such Transaction Proposal, enter into an agreement with respect to such Transaction Proposal or terminate this Agreement. In the event the Board of Directors of the Company takes any of the foregoing actions, the Company shall, concurrently with the taking of any such action, pay to Zurich or Insurance Partners (or their designees) the Section 5.12 Fee, plus all of their Transaction Expenses as required by Section 5.12. Nothing contained in this
Section 5.8 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders which, in the good faith reasonable judgment of the Board of Directors of the Company based on the advice of outside counsel, is required under applicable law, provided that the Company does not withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, a Transaction Proposal. Notwithstanding anything contained in this Agreement to the contrary, any action by the Board of Directors permitted by this Section 5.8 shall not constitute a breach of this Agreement by the Company if, concurrently with such action, the Company pays the Section 5.12 Fee and the Transaction Expenses as required by this Section 5.8.

     SECTION 5.9 Consents, Approvals and Filings. (a) The Company, ZIP, Zurich and Insurance Partners will make and cause their respective subsidiaries to make all necessary filings, as soon as practicable, including, without limitation, those required under the HSR Act, the Securities Act, the Exchange Act, the 1940 Act, the Advisers Act and applicable state insurance laws in order to facilitate prompt consummation of the Merger and the other transactions contemplated by this Agreement. In addition, the Company, ZIP, Zurich and Insurance Partners will each use their commercially reasonable efforts, and will cooperate fully with each other (i) to comply as promptly as practicable with all governmental requirements applicable to the Merger and the other transactions contemplated by this Agreement, (ii) to obtain as promptly as practicable all necessary permits, orders or other consents of Governmental Entities and consents of all third parties necessary for the consummation of the Merger and the other transactions contemplated by this Agreement and (iii) to obtain consents from Insurance Regulators with respect to KILICO that provide that the unassigned surplus of KILICO will be reset to zero at the Effective Time; provided, however, that none of the Company, the Surviving Corporation, ZIP, KFS Acquisition Corp., Zurich or Insurance Partners shall be required to comply with any governmental requirements or permits, orders or other consents of Governmental Entities that
(i) prohibit or restrict the ownership or operation by the Surviving Corporation, Zurich or Insurance Partners (or any of their respective affiliates or subsidiaries) of any portion of the Company's business or assets which is material to the business of the Company and its subsidiaries taken as a whole, or compels the Surviving Corporation, Zurich or Insurance Partners (or any of their respective affiliates or subsidiaries) to dispose of or hold separate any portion of the business of Zurich or Insurance Partners or the Company's business or assets which is material to the business of the Company and its subsidiaries taken as a whole, (ii) impose any material limitations on the ability of Zurich or Insurance Partners or any of their respective affiliates or subsidiaries effectively to control in any material respect the business and operations of the Company and its subsidiaries, or (iii) otherwise would materially adversely affect the Company and its subsidiaries taken as a whole. Each of the Company, ZIP, Zurich and Insurance Partners shall use all commercially reasonable efforts to provide such information and communications to Governmental Entities as such Governmental Entities may reasonably request.

     (b) Each of the parties shall provide to the other party copies of all applications as early as practicable in advance of filing or submission of such applications to Governmental Entities in connection with this Agreement.

     SECTION 5.10 Company Satisfaction of the Conditions of Section 15 of the 1940 Act. (a) The Company shall, and shall cause each of KFS and the applicable subsidiaries of KFS (collectively, with KFS, the "Asset Management Subsidiaries") to, use their commercially reasonable efforts to cause the boards of trustees/directors of the Kemper Funds (other than Kemper Investors Fund ("KINF")) to approve, and to solicit their respective shareholders as promptly as practicable with regard to the approval of, new investment advisory agreements with the Asset Management Subsidiaries acting as investment advisers for such funds, to be effective on or as promptly as practicable after the Effective Time, pursuant to the provisions of Section 15 of the 1940 Act, and consistent with all requirements of the 1940 Act applicable thereto, provided that such agreements are identical in all respects to the existing agreements other than the term of the agreement.

     (b) The Company shall cause each Insurance Company and KFS to use their commercially reasonable efforts to cause the board of trustees of KINF to approve, and to solicit voting instructions from owners of Variable Contracts issued by the Insurance Companies as promptly as practicable with regard to the approval of, a new investment advisory agreement with KFS, to be effective on or as promptly as practicable after the Effective Time, pursuant to the provisions of Section 15 of the 1940 Act, and consistent with all requirements of the 1940 Act applicable thereto, provided that such agreement is identical in all respects to the existing agreement other than the term of the agreement.

     (c) The Company shall, and shall cause each of the Asset Management Subsidiaries to, use their commercially reasonable efforts to ensure the satisfaction of the conditions set forth in Section 15(f) of the 1940 Act with respect to each of the Kemper Funds (including KINF), including the requirement that no "unfair burden" (as defined in Section 15(f)(1)(B) of the 1940 Act) be imposed on any of the Kemper Funds.

     SECTION 5.11 Advisory Contract Consents. As promptly as practicable, the Company shall cause the non-investment company advisory clients of the Asset Management Subsidiaries to be informed of the transactions contemplated by this Agreement and shall give such clients an opportunity to terminate their advisory contracts with such Asset Management Subsidiaries or any of their affiliates. Unless written consent is required by the terms of such advisory contracts, ZIP, Zurich and Insurance Partners agree that the Company may satisfy this obligation to the extent that applicable law permits insofar as it relates to noninvestment company advisory clients by providing them with the notice contemplated by the first sentence of this Section 5.11 and obtaining such clients' consent in the form of actual or implied consent by way of informing such clients of the Asset Management Subsidiaries' intention to continue the advisory services, pursuant to the Asset Management Subsidiaries' existing contracts with such clients, subject to such clients' right to terminate such contracts within sixty (60) days of receipt of such notice, and that each such client's consent will be implied if it continues to accept the services without rejection during such specified sixty-day period.

     SECTION 5.12 Certain Fees and Expenses. (a) The Company shall pay to Zurich and Insurance Partners (or their designees) a single fee of $80 million (the "Section 5.12 Fee"), upon the earlier of demand or at the time specified in
Section 5.8, if (i) this Agreement is terminated pursuant to Section 7.1(b), (c) or (d) or (ii) the Section 5.12 Fee is payable pursuant to Section 5.8.

     (b) If this Agreement is terminated pursuant to Section 7.1(a) or (e), provided that any such termination pursuant to Section 7.1(e) is based on a breach of a covenant or agreement or a willful breach of a representation or warranty on the part of the Company, then the Company shall pay Zurich and Insurance Partners (or their designees) (i) a single fee of $40 million, upon demand following the date of such termination and (ii) if within 12 months after the date of such termination of this Agreement, a transaction contemplated by a Transaction Proposal shall have occurred or the Company shall have entered into a definitive agreement relating to a transaction contemplated by a Transaction Proposal, an additional single fee of $40 million which, in the case such a transaction shall have occurred, shall be payable upon demand and, in the case such transaction shall not have occurred, shall be payable upon demand on the earlier of (x) the date such transaction occurs and (y) six months after a definitive agreement relating to such transaction has been entered into by the Company.

     (c) If this Agreement is terminated pursuant to Section 7.1(h), (i) or (j), and such termination is due to the fact that any of the conditions set forth in Sections 6.1(c), 6.1(e)(i)(b), 6.1(g), 6.2(a) (as qualified below, but without limiting the provisions of Section 5.12(b) hereof), 6.2(c), 6.2(e), 6.2(i), 6.2(j), 6.2(k) or 6.2(l) have not been satisfied or waived, and if within 12 months after the date of such termination a transaction contemplated by a Transaction Proposal shall have occurred or the Company shall have entered into a definitive agreement relating to a transaction contemplated by a Transaction Proposal, then the Company shall pay Zurich and Insurance Partners (or their designees) a single fee of $40 million, which, in the case such a transaction shall have occurred, shall be payable upon demand and, in the case such transaction shall not have occurred, shall be payable upon demand on the earlier of (x) the date such transaction occurs and (y) six months after a definitive agreement relating to such transaction has been entered into by the Company. If the termination of the Agreement pursuant to Section 7.1(h) (and without limiting the provisions of Section 5.12(b) hereof) is due to the failure to satisfy the condition set forth in Section 6.2(a), the payment required by the preceding sentence shall only be payable if the condition is not satisfied because of the failure of a representation or warranty to meet the applicable standard of truthfulness and correctness set forth in said Section 6.2(a) as of the date of this Agreement.

     (d) For purposes of this Section 5.12, "Transaction Proposal" shall not include the purchase of an equity interest in the Company or any of its subsidiaries if such purchase, together with all related purchases, constitutes less than 5% of the common stock of the Company or such subsidiary and less than 5% of all securities of the Company or such subsidiary entitled to vote generally in the election of directors.

     (e) Whether or not the Merger is consummated or this Agreement is terminated and in addition to any other amounts payable under this Section 5.12, the Company agrees to pay all of its Transaction Expenses and the Transaction Expenses of ZIP, Zurich and Insurance Partners; provided, however, that the Company shall have no obligation to pay any Transaction Expenses of ZIP, Zurich and Insurance Partners if (i) ZIP, Zurich or Insurance Partners fails to close the transactions contemplated hereby after each of the closing conditions set forth in Sections 6.1 and 6.2 have been fully satisfied (or deemed satisfied pursuant to Section 6.4) (unless such failure to close occurs as a result of any action taken by the Company) or (ii) the Company terminates this Agreement pursuant to Section 7.1(f) (unless the breach by ZIP, Zurich or Insurance Partners occurs as a result of any action taken by the Company). To the extent provided for in the preceding sentence, the Transaction Expenses of ZIP, Zurich and Insurance Partners shall be paid by the Company on the earlier of the Effective Time, the date of termination of this Agreement, or at the time specified in Section 5.8. For purposes of this Section 5.12, "Transaction Expenses" shall mean, with respect to any party, the documented out-of-pocket expenses (except to the extent expressly set forth below) of such party (whether or not incurred prior to the date hereof) arising out of, relating to or incidental to the discussion, evaluation, negotiation, documentation and closing or potential closing of the Merger, the KFS Sale, the sale of real estate assets in accordance with Section 4.6, the financing of such transactions, and all other transactions contemplated by this Agreement (including, without limitation, the fees, disbursements and other expenses of attorneys (including allocated in-house attorneys costs), accountants, actuaries, investment bankers, consultants and any other advisors (which may include fees, disbursements and other expenses payable to affiliates of Zurich or Insurance Partners), and all printing costs and filing fees incurred in connection with such transactions); provided, however, that the Transaction Expenses payable under this Section 5.12 shall not exceed an aggregate of $35 million. For purposes of this Section 5.12, "Insurance Partners" means IP, IP Bermuda, and their affiliates and "Zurich" means Zurich and its affiliates.

     (f) In addition to the other provisions of this Section 5.12, upon demand, the Company agrees to reimburse ZIP, Zurich and Insurance Partners for all out-of-pocket costs, fees and expenses, including, without limitation, the fees and disbursements of counsel and the expenses of litigation, incurred in connection with collecting Transaction Expenses, the Section 5.12 Fee or any other fee described in this Section 5.12 as a result of any breach by the Company of its obligations under this Section 5.12.

     (g) All amounts payable under this Section 5.12 shall be paid in immediately available funds to an account or accounts designated by ZIP. The Company shall not be required to pay the Section 5.12 Fee or the same expense reimbursement more than once.

     SECTION 5.13 Compliance with Section 15(f) of the 1940 Act by
Zurich. Zurich shall use commercially reasonable efforts to assure the satisfaction of the conditions set forth in Section 15(f) of the 1940 Act with respect to each of the Kemper Funds, including the requirement that no "unfair burden" (as defined in Section 15(f)(1)(b) of the 1940 Act) be imposed on any of the Kemper Funds. With the assistance of the Company in accordance with Section
5.3 of this Agreement, Zurich shall use commercially reasonable efforts (including reasonable undertakings) to obtain approval of the new investment advisory agreements between the Asset Management Subsidiaries and the Kemper Funds by the boards of trustees or directors of the Kemper Funds.

     SECTION 5.14 Financing. The Company will, and will cause its subsidiaries to, cooperate with ZIP and take all commercially reasonable actions necessary in order to assist ZIP in obtaining third party financing, if any, for the Merger and arranging third party credit facilities to replace any bank credit facilities of the Company and its subsidiaries which shall no longer be available as a result of the Merger.

     SECTION 5.15 Certain Information Regarding Pension Plan Terminations. The Company shall promptly provide ZIP with copies of all written annuity quotes as received from insurance companies in connection with the termination of the Economy Retirement Plan, the FKLA Retirement Plan and the FKI Retirement Plan within a reasonable time after received but in any event no later than five business days prior to the date on which the annuities are purchased.

     SECTION 5.16 Board Action Relating to Stock Options and Phantom Stock Rights. (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering a Company Stock Option Plan) shall adopt such resolutions or take such actions as may be required to cancel outstanding Company Stock Options and Phantom Stock Rights in accordance with Section 2.2, and the Company shall have taken such actions prior to the record date of the distribution of Newco Common Stock contemplated by the ESOP Sale with respect to the Company Stock Options (other than adjustment of the exercise price of Company Stock Options granted in April 1994 the exercise price of which is $58 per share, but only to the extent of an adjustment to the exercise price thereof that does not reduce such exercise price below $50 per share) and Phantom Stock Rights to preclude any anti-dilution adjustment (whether to the exercise price, the appreciation base, the number of shares of Common Stock subject thereto or otherwise) that otherwise would have occurred as a result of the ESOP Sale (collectively, the "Anti-dilution Actions") (it being understood that the holders may receive shares of Newco Common Stock in lieu of such adjustment) and shall make such other changes to the Company Stock Option Plans and Phantom Stock Rights as it deems appropriate to give effect to the Merger (subject to the approval of ZIP, which shall not be unreasonably withheld).

     (b) As soon as practicable following the date of this Agreement, the Company shall cause the Board of Directors of KFC (or, if appropriate, any committee administering any plan relating to the KFC Stock Options) to take such actions as may be required to cancel outstanding KFC Stock Options effective as of the Effective Time (subject to the approval of ZIP, which shall not be unreasonably withheld) (the Company hereby represents and warrants that no anti-dilution adjustments with respect to the KFC Stock Options shall be required in connection with the ESOP Sale).

     SECTION 5.17 Lumbermens Series C Preferred Stock. If, prior to the Effective Time, Zurich, Insurance Partners and Lumbermens enter into an agreement relating to the Lumbermens Agreement which involves action, with respect to the Series C Preferred Stock, in the Merger, that is different than as contemplated hereby, the Company shall take such actions (including agreeing to amend this Agreement if necessary), as ZIP reasonably requests, to effectuate such agreement.

     SECTION 5.18 Merger Preferred Stock. If, prior to the Effective Time, ZIP requests that the Company authorize one or more new series of Preferred Stock to be issued in connection with the Merger, the Company shall file a certificate of designation or certificates of designation, in forms delivered by ZIP and, as to form, reasonably acceptable to the Company, with respect to such new series of Preferred Stock with the Delaware Secretary of State immediately prior to the Effective Time and, if necessary, shall amend this Agreement to permit the issuance of such Preferred Stock in the Merger.

     SECTION 5.19 Consents. As soon as reasonably practicable following the date hereof, ZIP shall provide the Company with a list of individuals who shall have authority from ZIP to grant consent on behalf of ZIP under Articles IV and V of this Agreement.

     SECTION 5.20 Benefit Plans. (a) The Company and each other Commonly Controlled Entity shall, if requested by ZIP, use commercially reasonable efforts to cause any payment to an employee under any contract, Benefit Plan, program, arrangement or understanding, to be delayed until after the Closing Date to the extent that such delay would reduce or eliminate the portion of such payment which otherwise would be disallowed as a deduction under Section 162(m) of the Code; provided, however, that such delay shall occur only if not otherwise legally inconsistent with the terms of any such contract, Benefit Plan, program, arrangement or understanding. The Surviving Corporation shall make any such delayed payments as soon as practicable after the Closing Date in accordance with the terms of the applicable contract, Benefit Plan, program, arrangement or understanding.

     (b) For the one year period beginning on the Closing Date, the Surviving Corporation shall continue to maintain each of the following Benefit Plans: (i) all qualified "defined contribution" plans (as defined in Section 414(i) of the Code), (ii) all supplemental plans, to the extent such plans provide benefits which cannot otherwise be provided, as a result of applicable Code limitations, under the aforementioned defined contribution plans and (iii) all "welfare plans" (as defined in section 3(1) of ERISA); provided, however, that the aforementioned clauses (ii) and (iii) shall only apply with respect to the lesser of the level of benefits provided (A) on March 13, 1994 (except as applied to employees of FKLA and with respect to the General Severance Program included in the employee handbook first distributed on August 12, 1994, such program as in effect on such date) and (B) immediately prior to the Effective Time, under such plans (or any predecessor thereof) as then in effect on such relevant date.

     (c) As of the Effective Time, Continuing Employees then participating in each of the aforementioned defined contribution plans shall have nonforfeitable rights to receive the amounts then credited to their accounts thereunder, as thereafter from time to time adjusted for subsequent investment gain and loss experience thereon; provided, however, that the provisions of this subsection
(c) shall apply with respect to any such plan only to the extent that any forfeitures thereunder would otherwise not be used to reduce future employer contributions otherwise to be made thereto.

     (d) Each Continuing Employee shall be given full credit for his or her pre-Effective Time service with the Company and each of its subsidiaries and predecessor employers, but only to the extent such service is recognized under the terms of the specific Benefit Plan of the Company or Company subsidiary with respect to which such service would be taken into account as of the Effective Time (disregarding any amendment, board of director, benefit plan committee, plan administrator or other action after the date hereof), for all purposes (other than for benefit accrual, level of benefits or determination of the rate or rates of contribution) under each Benefit Plan, program or arrangement offered to Continuing Employees on or after the Effective Time which corresponds to the Company or Company subsidiary plan under which such service was credited prior to the Effective Time.

     (e) As used in this Section 5.20, "Continuing Employee" means each employee of the Company or a subsidiary of the Company as of the Effective Time.

     SECTION 5.21 Lumbermens Agreement. The Company shall keep ZIP informed of all actions taken by the Company (and its affiliates) and/or, to the extent known by the Company, Lumbermens (and its affiliates), and all material communications between the Company and Lumbermens, pursuant to or in connection with the Lumbermens Agreement or the transactions and events contemplated thereby. If Lumbermens breaches any obligation under the Lumbermens Agreement, the Company shall take all actions reasonably requested by ZIP with respect to the enforcement of such obligation.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     SECTION 6.1 Conditions to Each Party's Obligation to Effect the
Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding Common Stock entitled to vote thereon.

          (b) Governmental and Regulatory Consents. All filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, Governmental Entities, including, without limitation, those set forth in Section 3.1(d)(vi) of the Disclosure Schedule in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the consummation of the KFS Sale) will have been made or obtained, as the case may be, and shall be in full force and effect without any term, condition or restriction that is not reasonably satisfactory to ZIP, Zurich or Insurance Partners or, if such term, condition or restriction would be effective absent consummation of the Merger, the Company; provided, however, that such consents, approvals, permits and authorizations may be subject to terms, conditions and limitations (other than terms, conditions or limitations that impose any restrictions (other than any restrictions expressly set forth in applicable insurance statutes) on the payment of dividends by any Regulated Insurance Company) that are set forth expressly in applicable insurance statutes, rules, and regulations or are otherwise authorized by such statutes, rules or regulations and are customarily imposed by insurance regulatory authorities; and provided further, that in the event Insurance Partners shall have breached its obligations under either Section 5.3 or 5.9 in any material respect, neither Zurich nor ZIP may invoke this condition unless Zurich and ZIP shall have used commercially reasonable efforts in accordance with Sections 5.3 and 5.9 to obtain such consents, approvals, permits or authorizations on terms and conditions that do not require the cooperation of, or any action by, Insurance Partners.

          (c) HSR Act. The waiting period (and any extension thereof) applicable to the Merger and the KFS Sale under the HSR Act shall have been terminated or shall have otherwise expired.

          (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger and the KFS Sale shall be in effect; provided, however, that the party invoking this condition shall use commercially reasonable efforts to have any such order or injunction vacated.

          (e) Kemper Fund Approvals. In accordance with Section 15 of the 1940 Act, (i)(A) the respective boards of trustees/directors of the Kemper Funds, including in each case a majority of trustees/directors who are not parties to the investment advisory contracts of such Kemper Funds or "interested persons" (as such term is defined in the 1940 Act) of any such party (the "Non-Interested Directors"), and (B) the holders of a majority of the outstanding voting securities (as such term is defined in the 1940
     Act) of the Kemper Funds (including KINF) which, as of April 30, 1995, represented at least 90% of all of the net assets of all of the Kemper Funds (including KINF) as of such date and the holders of a majority of the outstanding voting securities (as such term is defined in the 1940 Act) of KINF acting in accordance with voting instructions shall have approved new investment advisory contracts with the Asset Management Subsidiaries acting as investment advisers of such funds upon terms identical with those of each such Kemper Fund (including KINF) (other than changes in the term of the contract); and (ii) the board of trustees/directors, including a majority of the Non-Interested Directors, of each of the Kemper Funds (including KINF) which has approved a new investment advisory contract shall have approved new underwriting, distribution or dealer contracts, if any, with the applicable subsidiaries of the Company that are parties to such agreements pursuant to Section 15 of the 1940 Act and any other requirements applicable thereto contained in the 1940 Act.

          (f) Advisory Client Approvals. The Company shall have obtained, in accordance with Section 5.11, the consent of non-investment company advisory clients of the Asset Management Subsidiaries who are not affiliated with the Company and who, as of April 30, 1995, represent at least 80% of all of the net assets under management as of such date for all such advisory clients not affiliated with the Company.

          (g) Compliance with Section 15(f) of the 1940 Act. At the time of the Closing, (i) at least 75% of the members of the board of trustees/directors of each Kemper Fund which has approved a new investment advisory contract shall not be "interested persons" (as such term is defined in the 1940 Act) of Zurich or an affiliate of Zurich that will act as investment adviser to such Kemper Funds following the Effective Time, or of the Company or of any affiliate of the Company that was the investment adviser of any such Kemper Fund immediately preceding the Effective Time; and (ii) the requirements of
     Section 15(f)(1)(B) of the 1940 Act shall have been complied with in that no "unfair burden" shall have been imposed on any of the Kemper Funds as a result of this Agreement or under the KFS Agreement, the transactions contemplated hereunder, new investment advisory contracts or otherwise.

     SECTION 6.2 Conditions to Obligations of ZIP, Zurich and Insurance Partners. The obligations of ZIP, Zurich and Insurance Partners to effect the Merger are further subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company set forth in Section 3.1 of this Agreement and in
     Article II of the KFS Agreement that are qualified as to materiality shall be true and correct and the representations and warranties of the Company set forth in Section 3.1 of this Agreement and Article II of the KFS Agreement that are not so qualified shall be true and correct in all material respects, in each case on the date of this Agreement (except to the extent cured prior to the Closing Date) and on the Closing Date as though made on the Closing Date, except to the extent such representations and warranties speak as of an earlier date, and ZIP shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to the effect set forth in this paragraph.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations and covenants required to be performed by it (i) under this Agreement at or prior to the Closing Date and (ii) under the KFS Agreement, and ZIP shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (c) Appraisal Rights. No appraisal rights shall have been asserted by any holders of capital stock of the Company other than the holders of Dissenting Common Shares representing no more than 5% of the Common Stock outstanding on the date of this Agreement and Dissenting Preferred Shares (other than Dissenting Preferred Shares that are shares of Series C Preferred Stock) representing not more than 10% of the aggregate shares of the Series A Preferred Stock, Series D Preferred Stock and Series E Preferred Stock outstanding on the date of this Agreement. No appraisal rights shall have been asserted by any holders of Series C Preferred Stock.

          (d) Sale of the Asset Management Subsidiary. The KFS Sale shall have been consummated in all material respects in accordance with the terms and conditions set forth in the KFS Agreement, except that the failure to consummate the KFS Sale shall not be a violation of this condition if (i) such failure shall have been caused by a breach by Zurich or KFS Acquisition Corp. of its representations, warranties, covenants and agreements under the KFS Agreement or (ii) ZIP elects to have the KFS Sale consummated after the Effective Time.

          (e) ESOP Sale. The ESOP Sale and the other transactions contemplated by the ESOP Agreements and the ESOP Credit Agreement shall have been consummated in all material respects in accordance with the terms and conditions set forth in Exhibit I to the Disclosure Schedule.

          (f) New Material Litigation. After the date of this Agreement, no suit, action, proceeding, arbitration or investigation shall have been commenced or threatened against or affecting the Company or any of its subsidiaries that is more likely than not to result, either individually or in the aggregate with any similar newly commenced suits, actions, proceedings, arbitrations or investigations, in liability to the Company or any subsidiary that would have a Material Adverse Effect with respect to the Company.

          (g) No Material Adverse Change in Existing Litigation. There shall have been no material adverse changes or developments arising out of or relating to any suits, actions, proceedings, arbitrations or investigations against or affecting the Company or any of its subsidiaries that were outstanding on the date of this Agreement and described in Section 3.1(j) of the Disclosure Schedule.

          (h) No Material Adverse Change. Since December 31, 1994, there shall have been no Material Adverse Change with respect to the Company; provided, however, that the events set forth in Section 6.2(h) of the Disclosure Schedule shall not constitute a Material Adverse Change for purposes of this Section 6.2(h) or Section 3.1(g)(i).

          (i) Lumbermens Agreement. The letter agreement dated the date hereof among the Company, KFS, ZIP, Zurich, Insurance Partners and Lumbermens (the "Lumbermens Agreement") shall be in full force and effect.

          (j) No Event of Default. (i) No Event of Default shall have occurred and be continuing, (ii) no event or condition shall exist that, with the giving of notice or lapse of time, would become an Event of Default (other than an Event of Default under Section 501(4) of each of the Chase Indenture and the First Chicago Indenture) and (iii) no event or condition exists that, with the giving of a valid notice and lapse of time, would become an Event of Default under Section 501(4) of either of the Chase Indenture and the First Chicago Indenture.

          (k) Stock Options and Phantom Stock Rights. The Company shall have obtained all necessary waivers, consents, releases and amendments in order to implement the provisions of Section 2.2 (except for waivers, consents, releases and amendments relating to Company Stock Options exercisable for fewer than 50,000 shares of Common Stock in the aggregate, provided that such options are held by fewer than twenty optionees) and to cancel the KFC Stock Options effective as of the Effective Time, in each case, to the reasonable satisfaction of ZIP. The Anti-Dilution Actions with respect to all Company Stock Options and the Phantom Stock Rights shall be full force and effect.

          (l) Board of Directors and Officers. Prior to the Effective Time, the directors and officers of the Company or its subsidiaries set forth in a written notice delivered by ZIP to the Company at least 10 days prior to the Closing Date, shall have provided their written resignations to the Company and ZIP or, in the case of any officer of the Company or a subsidiary or any director of a subsidiary of the Company shall have been removed and the persons specified in such written notice shall have been duly elected as directors and/or officers of the Company or any of the subsidiaries in accordance with such written notice, in all cases effective at the Effective Time.

     SECTION 6.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of ZIP and Zurich, as the case may be, set forth in Sections 3.2 and 3.3, as the case may be, that are qualified as to materiality shall be true and correct and the representations and warranties set forth in Sections 3.2 and 3.3 of this Agreement that are not so qualified shall be true and correct in all material respects, in each case on the date of this Agreement (except to the extent cured prior to the Closing Date) and on the Closing Date as though made on the Closing Date, except to the extent such representations and warranties speak as of an earlier date, and the Company shall have received certificates signed on behalf of each of ZIP and Zurich by the chief executive officer and the chief financial officer of each of ZIP and Zurich to the effect set forth in this paragraph.

          (b) Performance of Obligations of ZIP, Zurich and Insurance
     Partners. ZIP, Zurich and Insurance Partners shall have performed in all material respects all obligations and covenants required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received certificates signed on behalf of each of ZIP, Zurich and Insurance Partners by the chief executive officer and the chief financial officer of each of ZIP and Zurich and the general partners of Insurance Partners to such effect; provided, however, that this condition shall be deemed satisfied if Insurance Partners shall have breached the covenants set forth in Sections 5.3 and 5.9 and the condition to closing set forth in Section 6.1(b) shall nevertheless have been satisfied.

     SECTION 6.4 Satisfaction of Closing Conditions. (a) The conditions to the obligations of ZIP, Zurich and Insurance Partners to effect the Merger set forth in Sections 6.1 and 6.2 of this Agreement shall be deemed to be satisfied on the Closing Date if the KFS Sale shall have been consummated prior to the Closing Date.

     (b) If ZIP makes an election by written notice as described in Section 1.2(b) hereof (the "Section 1.2(b) Notice"), then, on a business day specified in the Section 1.2(b) Notice, which shall be not more than five business days after the date on which ZIP delivers the Section 1.2(b) Notice (the "Preliminary Closing Date"), a preliminary closing shall take place at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York, at 10:00 a.m., at which the Company shall seek to fulfill all conditions to the obligation of ZIP to effect the Merger set forth in Sections 6.1 and 6.2 (other than Sections 6.2(d) and (l) but including, without limitation, the delivery of the officers' certificates under Sections 6.2(a) and (b)) (the "Preliminary Closing Conditions"). If the Company shall fulfill all of the Preliminary Closing Conditions on the Preliminary Closing Date, then on the Closing Date (i) the Company's obligation to effect the Merger shall be subject to the satisfaction or waiver on such date of each of the conditions set forth in Sections 6.1 and 6.3 and (ii) ZIP, Zurich and Insurance Partners' obligation to effect the Merger shall be subject to the satisfaction or waiver on such date of each of the conditions set forth in Sections 6.1 and 6.2; provided, however, that (A) the conditions to the obligation of ZIP, Zurich and Insurance Partners to effect the Merger set forth in Sections 6.2(c), (e), (f), (g) and (h) shall be deemed to have been satisfied on the Closing Date and (B) the condition set forth in Section 6.2(a) must be satisfied or waived on the Closing Date, except that such condition to the extent it applies to the truth and correctness as of the Closing Date of the representations and warranties set forth in Sections 3.1(e) through (l), (n), (p) through (u), and (x) through (bb) of this Agreement and Sections 2.5 through 2.11 and 2.13 through 2.17 of the KFS Agreement and
Section 2.18 of the KFS Agreement, to the extent that such Section 2.18 incorporates by reference Sections 3.1(e) through (l), (n), (p) through (u) and
(x) through (bb) of this Agreement, shall be deemed to be satisfied on the Closing Date unless the failure to satisfy such condition is a result of any willful action or willful inaction by the Company, any of its subsidiaries or any officers or directors thereof. If the Company shall fulfill the Preliminary Closing Conditions, then the Closing shall occur on a business day specified in a written notice from ZIP to the Company, which shall be not fewer than three business days after the date on which ZIP delivers such notice and shall be no later than January 4, 1996. If the Company shall not fulfill all of the Preliminary Closing Conditions on the Preliminary Closing Date, the Company must fulfill all of the conditions set forth in Sections 6.1 and 6.2 on the Closing Date as if no preliminary closing occurred.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 7.1 Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company and/or ZIP:

          (a) by either ZIP or the Company, if the Stockholders Meeting is held and the required approval of the stockholders of the Company described in
     Section 6.1(a) shall not have been obtained;

          (b) by ZIP, if the Board of Directors of the Company shall have taken any of the actions specified in Sections 5.8(i), (ii) or (iii) of this Agreement;

          (c) by the Company, if the Board of Directors of the Company shall have taken any of the actions specified in Sections 5.8(i), (ii) or (iii) of this Agreement, the taking of such actions was permitted by Section 5.8 of this Agreement and the Section 5.12 Fee and the Transaction Expenses of ZIP, Zurich and Insurance Partners shall have been paid in accordance with
     Section 5.8;

          (d) by ZIP, if (i) a tender offer or exchange offer for shares of capital stock of the Company (including a self-tender offer by the Company), which would result in the beneficial ownership by any person or any "group" (as defined in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 20% of the outstanding shares of Common Stock, is commenced, and the Board of Directors of the Company either (a) recommends that the stockholders of the Company tender their shares in such tender or exchange offer or (b) states that it is neutral with respect to such tender or exchange offer, (ii) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" shall have been formed which beneficially owns, or has the right to acquire "beneficial ownership" of, more than 20% of the then outstanding shares of the Common Stock or (iii) the Board of Directors of the Company approves any transaction pursuant to Section 11(a)(ii)(B) or 13(d) of the Rights Agreement or amends or waives any provision of the Rights Agreement or redeems the Rights issued thereunder other than as contemplated under Section 3.1(w);

          (e) by ZIP, if there has been any material breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement or in the KFS Agreement which breach, if not a willful breach, has not been cured within 15 days following receipt by the Company of notice of such breach; provided, however, that if the breach by the Company may be cured and the Company is taking reasonable steps to cure such breach, then ZIP may not terminate this Agreement until the earlier of
     (i) the 45th day following the receipt by the Company of the notice of such breach and (ii) February 28, 1996.

          (f) by the Company, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Zurich, Insurance Partners or ZIP set forth in this Agreement which breach, if not a willful breach, has not been cured within 15 days following receipt by the breaching party of notice of such breach; provided, however, that if the breach by Zurich, Insurance Partners or ZIP may be cured and Zurich, Insurance Partners or ZIP, as the case may be, is taking reasonable steps to cure such breach, then the Company may not terminate this Agreement until the earlier of (i) the 45th day following the receipt by the breaching party of the notice of such breach and (ii) February 28, 1996; provided, further, however, that the Company may not terminate this Agreement under this Section 7.1(f) if Insurance Partners has breached the covenants set forth in Sections 5.3 and 5.9 and ZIP and Zurich are in compliance therewith;

          (g) by either ZIP or the Company, if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger or the KFS Sale and such order, decree, ruling or other action shall have become final and nonappealable;

          (h) by ZIP, if the conditions set forth in Sections 6.1 and 6.2 of this Agreement shall not have been satisfied or waived and the Merger shall not have been consummated on or before February 29, 1996, unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

          (i) by the Company, if the conditions set forth in Sections 6.1 and
     6.3 of this Agreement shall not have been satisfied or waived and the Merger shall not have been consummated on or before February 29, 1996, unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

          (j) by ZIP, (i) if the consents, approvals, permits or authorizations required to be obtained from Governmental Entities pursuant to Section 6.1(b) shall have been sought and have been denied, (ii) if the approval of the contracts required to be obtained pursuant to Section 6.1(e) shall have been sought and shall have been refused or (iii) if the consents required to be obtained pursuant to Section 6.1(f) shall have been sought and shall have been refused; provided, however, that ZIP may not exercise its rights under this Section 7.1(j) to terminate this Agreement if ZIP, Zurich or Insurance Partners shall have willfully and materially breached its obligations under either Section 5.3 or 5.9 of this Agreement; or

          (k) by mutual written consent of ZIP and the Company.

     SECTION 7.2 Effect of Termination. In the event of termination of this Agreement by either ZIP or the Company as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Zurich, Insurance Partners, ZIP or the Company, other than the last sentence of Section 5.4 and Sections 3.1(x), 3.2(g), 3.3(f), 3.4(e), 5.6, 5.8, 5.12, 7.2, 8.8 and 8.12. Nothing contained in this Section shall relieve any party from any liability resulting from any wilful and material breach of the representations, warranties, covenants or agreements set forth in this Agreement.

     SECTION 7.3 Amendment. Subject to the applicable provisions of the DGCL, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after approval of this Agreement by the stockholders of the Company, no amendment shall be made which under applicable law requires the approval of such stockholders unless such further stockholder approval shall have been obtained. This Agreement may not be amended contraventions, except by an instrument in writing signed on behalf of each of the parties.

     SECTION 7.4 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions of the other parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     SECTION 8.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

     SECTION 8.2 Guaranty. Zurich hereby irrevocably and unconditionally guaranties the obligations of Insurance Partners and ZIP to consummate the Merger.

     SECTION 8.3 Definitions.  For purposes of this Agreement:

          (a) except as otherwise indicated in this Agreement, an "affiliate" of any specified person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the person specified;

          (b) "Excluded Real Estate Subsidiary" means any Real Estate Subsidiary with respect to which the Company, directly or indirectly, owns less than 80% of the equity interest;

          (c) "Material Adverse Change with respect to the Company" or "Material Adverse Effect with respect to the Company" means any change or effect that, either individually or in aggregate with all other changes or effects, is or would be materially adverse to the business, financial condition or operations of the Company and its subsidiaries taken as a whole or any Significant Subsidiary, or adversely affects the ability of the Company or its affiliates to consummate the transactions contemplated by this Agreement in any material respect;

          (d) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

          (e) "real estate asset" means any direct or indirect debt or equity interest in land, buildings, improvements or other real property other than readily marketable securities;

          (f) "Real Estate Subsidiaries" means (i) any subsidiary of the Company that is primarily engaged, directly or indirectly, in the business of real estate development, management or ownership and (ii) for the purposes of Articles IV and V only, any partnership of which a Real Estate Subsidiary described in clause (i) above is a general partner (the parties hereto acknowledge that any Real Estate Subsidiary described in this clause (ii) shall be an Excluded Real Estate Subsidiary notwithstanding not being listed on Section 3.1(a) of the Disclosure Schedule);

          (g) a "subsidiary" of any specified person means (i) a person of which 50% of the total combined voting power of all classes of voting stock or other ownership interests is owned directly or indirectly by such specified person and (ii) any Real Estate Subsidiary; and

          (h) "transactions contemplated by this Agreement" or "transactions contemplated hereby" shall mean the Merger, the KFS Sale, the ESOP Sale, the Venture Capital Portfolio Sale, the sale of common stock of State Street Boston Corporation in accordance with Section 4.4, the real estate sales contemplated by Section 4.6 and Schedule I to this Agreement and any other transactions contemplated by this Agreement, the KFS Agreement, the ESOP Agreement and the ESOP Credit Agreement.

     SECTION 8.4 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmittal confirmation if sent by facsimile or like transmission, and upon receipt of proof of delivery when sent by overnight mail or overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to Zurich, to:

              Zurich Insurance Company
              Mythenquai 2, P.O. Box Ch-8022
              Zurich, Switzerland
              Fax: 011-41-1-201-4790
              Attention:  Mr. Rolf Hueppi, President and Chief Executive Officer

              with copies to:

              Zurich Insurance Company
              Mythenquai 2, P.O. Box Ch-8022
              Zurich, Switzerland
              Fax: 011-41-1-201-4790
              Attention:  Dr. Kaspar Hotz

              Centre ReSource Limited
              One Chase Manhattan Plaza
              44th Floor
              New York, New York 10005
              Fax: (212) 898-5002
              Attention:  Mr. Steven M. Gluckstern

              Willkie Farr & Gallagher
              53 East 53rd Street
              New York, NY 10022
              Fax: (212) 821-8111
              Attention:  Thomas M. Cerabino, Esq.

          (b) if to Insurance Partners, to:

              Insurance Partners, L.P.
              201 Main Street, Suite 2600
              Fort Worth, TX 76102
              Fax: (817) 338-2047
              Attention:  Mr. Charles Irwin

              and

              Insurance Partners Offshore
                (Bermuda), L.P.
              Cedar House,
              41 Cedar Avenue
              P.O. Box HM 1179
              Hamilton HM-EX, Bermuda
              Fax: (809) 295-7768
              Attention:  Kenneth E.T. Robinson, Esq.

              with copies to:

              Paul, Weiss, Rifkind, Wharton & Garrison
              1285 Avenue of the Americas
              New York, NY 10019-6064
              Fax: (212) 757-3990
              Attention: Matthew Nimetz, Esq.

              Insurance Partners Advisors, L.P.
              One Chase Manhattan Plaza
              44th Floor
              New York, NY 10005
              Fax: (212) 898-8720
              Attention:  Mr. Daniel L. Doctoroff

          (c) if to ZIP or the Surviving Corporation, to:

              ZIP Acquisition Corp.
              Zurich Towers
              1400 America Lane
              Schaumburg, IL 60196
              Fax: (708) 605-6124
              Attention:  David Bowers, Esq.

              with copies to:

              Zurich Insurance Company
              Mythenquai 2, P.O. Box Ch-8022
              Zurich, Switzerland
              Fax: 011-41-1-201-4790
              Attention:  Mr. Rolf Hueppi, President and Chief Executive Officer

              Zurich Insurance Company
              Mythenquai 2, P.O. Box Ch-8022
              Zurich, Switzerland
              Fax: 011-41-1-201-4790
              Attention:  Dr. Kaspar Hotz

              Centre ReSource Limited
              One Chase Manhattan Plaza
              44th Floor
              New York, New York 10005
              Fax: (212) 898-5002
              Attention:  Mr. Steven M. Gluckstern

              Insurance Partners, L.P.
              201 Main Street
              Fort Worth, TX 76102
              Fax: (817) 338-2047
              Attention:  Mr. Charles Irwin

              Insurance Partners Offshore
                (Bermuda), L.P.
              Cedar House,
              41 Cedar Avenue
              P.O. Box HM 1179
              Hamilton HM-EX, Bermuda
              Fax: (809) 295-7768
              Attention:  Kenneth E.T. Robinson, Esq.

              Insurance Partners Advisors, L.P.
              One Chase Manhattan Plaza
              44th Floor
              New York, NY 10005
              Fax: (212) 898-8720
              Attention:  Mr. Daniel L. Doctoroff

              Paul, Weiss, Rifkind, Wharton & Garrison
              1285 Avenue of the Americas
              New York, NY 10019-6064
              Fax: (212) 757-3990
              Attention:  Matthew Nimetz, Esq.

              Willkie Farr & Gallagher
              153 East 53rd Street
              New York, NY 10022
              Fax: (212) 821-8111
              Attention:  Thomas M. Cerabino, Esq.

          (d) if to the Company prior to the Effective Time, to:

              Kemper Corporation
              One Kemper Drive
              Long Grove, Illinois 60049
              Fax: (708) 320-4363
              Attention: Mr. David B. Mathis,
                         Chairman of the Board and Chief Executive Officer

              with copies to:

              Kemper Corporation
              One Kemper Drive
              Long Grove, Illinois 60049
              Fax: (708) 320-4692
              Attention: Kathleen A. Gallichio, Esq.,
                         Senior Vice President, General Counsel and
                         Corporate Secretary

              Simpson Thacher & Bartlett
              425 Lexington Avenue
              New York, New York 10017
              Fax: (212) 455-2502
              Attention: Charles I. Cogut, Esq.

     SECTION 8.5 Interpretation. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used by this Agreement, they shall be deemed to be followed by the words "without limitation".

     SECTION 8.6 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 8.7 Entire Agreement; Third-Party Beneficiaries. This Agreement (including the exhibits and Schedules attached hereto) and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the parties hereto and the third party beneficiaries referred to in the following sentence any rights or remedies. The parties hereto expressly intend the provisions of Section 5.5 to confer a benefit upon and be enforceable by, as third party beneficiaries of this Agreement, the directors, officers and employees referred to in, or intended to be benefitted by, such provisions.

     SECTION 8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of law principles thereof.

     SECTION 8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operations of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void; provided, however, that Zurich shall have the unrestricted right to assign this Agreement and to delegate all or any part of its obligations hereunder to any majority-owned affiliate of Zurich, but in such event Zurich shall remain fully liable for the performance of all of such obligations in the manner prescribed in this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 8.10 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the State of Delaware or any court of the United States located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any court of the State of Delaware or any Federal court located in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a court of the State of Delaware or a Federal court sitting in the State of Delaware.

     SECTION 8.11 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     SECTION 8.12 Fees and Expenses. The costs of preparing and distributing proxy materials to and of holding the meetings of the Kemper Funds' stockholders will be shared equally by ZIP and the Company.

     IN WITNESS WHEREOF, each of Zurich, IP, IP Bermuda, ZIP and the Company has caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          ZURICH INSURANCE COMPANY By:

                                          By: /s/ ROLF HUPPI
                                            ------------------------------------
                                            Name: Rolf Huppi
                                            Title: President and Chief Executive
                                                   Officer

                                          By: /s/ KASPAR HOTZ
                                            ------------------------------------
                                            Name: Kaspar Hotz
                                            Title: Corporate Secretary and
                                                   General Counsel

                                          INSURANCE PARTNERS, L.P.

                                          By:  Insurance GenPar, L.P., its
                                               general partner

                                          By:  Insurance GenPar MGP, L.P., its
                                               general partner

                                          By:  Insurance GenPar MGP, Inc., its
                                               general partner

                                          By: /s/ DANIEL L. DOCTOROFF
                                            ------------------------------------
                                            Name: Daniel L. Doctoroff
                                            Title: Managing Director

                                          INSURANCE PARTNERS OFFSHORE
                                          (Bermuda), L.P.

                                          By:  Insurance GenPar (Bermuda),
                                               L.P., its general partner

                                          By:  Insurance GenPar (Bermuda)
                                               MGP, L.P., its general partner

                                          By:  Insurance GenPar (Bermuda)
                                               MGP, Ltd., its general partner

                                          By: /s/ DANIEL L. DOCTOROFF
                                            ------------------------------------
                                            Name: Daniel L. Doctoroff
                                            Title: Managing Director

                                          ZIP ACQUISITION CORP.


                                          By: /s/ DANIEL L. DOCTOROFF
                                            ------------------------------------
                                            Name: Daniel L. Doctoroff
                                            Title: Vice President

                                          KEMPER CORPORATION

                                          By: /s/ DAVID B. MATHIS
                                            ------------------------------------
                                            Name: David B. Mathis
                                            Title: Chairman & CEO